Exhibit 10.1

PURCHASE AND SALE AGREEMENT

This Purchase and Sale Agreement (Agreement) is dated as of the Effective Date, as hereinafter defined, by and between AAA AUTO CLUB SOUTH, INC., a Florida non-profit corporation, formerly known as Peninsula Motor Club, Inc. (Seller) and UNITED INSURANCE HOLDINGS CORP., a Delaware corporation (Buyer). Buyer and Seller shall sometimes be referred to herein individually as a Party (Party) and collectively as the Parties (Parties).

1.SALE AND PURCHASE

Subject to the terms and provisions of this Agreement, and in consideration of the mutual promises and covenants of the Parties, the adequacy of which is acknowledged by the Parties, Seller agrees to sell, assign, transfer and convey to Buyer and assign the Parking Lot Lease (as hereinafter defined) to Buyer, and Buyer agrees to purchase from Seller the following:

a.Property Description. The tracts of land, situated in Pinellas County, Florida, described on Exhibit A attached hereto and by this reference made a part hereof consisting of five (5) parcels of land (collectively, the Land), which shall be deemed to include all appurtenances, licenses, easements, rights-of-way, vacated rights-of-way (to include all vacated rights-of-way of Second Avenue South contiguous to Parcel 1 as described in Exhibit A), benefiting easements, tenements and hereditaments incident thereto, if any, and any and all title and interest of Seller in and to all strips and gores, any land lying in or under the bed of any adjoining street, and any streets, roads, pipes, utility lines and infrastructure improvements in, on or under the Land, if any, and any existing permits, licenses, entitlements or approvals affecting the use or development of the Land, including any impact fees or density credits, development orders, special exceptions, utility, tap, capacity or connection rights, concurrency rights or similar matters, together with any buildings, structures, fixtures and other improvements on the Land.

b.Improvements. A multi-story office building located on Parcel 1 the Land, and all other improvements and structures constructed on the Land (collectively, the Improvements).

c.Assignment of Parking Lot Lease. In addition to the purchase of the Land, the Seller shall assign that certain Lease Agreement, by and between Morris Developments, Inc., as Landlord, and Seller, as Tenant, dated May 21, 1987, as amended, ratified or assigned, as more fully set forth on Schedule 1.c. (Parking Lot Lease), which Lease Agreement provides for ground level parking facilities for not less than ninety (90) full size parking spaces on property located immediately west of Parcel 1 of the Land as further described in Schedule 1.c. The land subject to the Parking Lot Lease is referred .to herein as the Parking Lot Property. The Parking Lot Property is owned in fee simple by the City of St. Petersburg, Florida (City).

d.Personal Property. All of Seller's right, title and interest in and to [specifically excluding any personal property owned by tenants under leases or owned by Seller in the operation of the business known as AAA Motor Club on a portion of the Improvements) (collectively, the AAA Business Property)] the following (collectively, the Personal Property):

i.mechanical systems, fixtures, machinery and equipment comprising a part of or attached to or located upon the Improvements;

ii.maintenance equipment and tools, if any, owned by Seller and used exclusively in connection with, and located in or on, the Improvements ;

Exhibit 10.1

iii.site plans, surveys, plans and specifications, manuals and instruction materials, marketing materials and floor plans in Seller's possession which relate to the Land or Improvements;

iv.pylons and other signs situated on or at the Land or Improvements; and

v.other tangible personal property owned by Seller and used exclusively in connection with, and located in or on, the Land or Improvements as of the Effective Date and as of the Closing (as hereinafter defined).

e.Leases. Seller's right, title and interest in all leases with tenants or other persons or entities leasing all or any portion of the Improvements (the Leases), a current list of which is attached hereto as Schedule 1. e. in the form of a rent roll.

f.Licenses. Seller's right, title and interest in all licenses, license agreements and other similar agreements with licensees or other persons or entities using any portion of the Improvements (collectively, the Licenses), a current list of which is attached hereto as Schedule 1.f.

g.Security Deposits. Seller's right, title and interest in all security deposits held by Seller in connection with the Leases and not applied pursuant to the terms thereof (collectively, the Security Deposits), a current list of which is attached hereto as Schedule 1.g.

h.Guaranties. Seller's right, title and interest in any and all guaranties of the Leases, if any (collectively, the Guaranties).

i.Agreements. Subject to Section 7.a.i. hereof, Seller's right, title and interest in all contract rights related to the Land, Improvements , Personal Property or Leases that will remain in existence after Closing, to the extent assignable, including, without limitation, Seller's interest in the following: parking, management, maintenance, construction, commission, architectural, supply or service contracts, plans and specifications, surveys, warranties, guarantees and bonds and other agreements related to the Land, Improvements, Personal Property, or Leases, but expressly excluding any existing property management agreement, which will be terminated as of the time of Closing (collectively, the Agreements), a current list of which is attached hereto as Schedule 1.i.

j.Permits. Seller's right, title and interest in all permits, licenses, certificates of occupancy, entitlements and governmental approvals which relate to the Land, Improvements, Personal Property, Leases, or Agreements, to the extent assignable (collectively , the Permits).

k.Intangibles. Seller's right, title and interest, if any, in all names, trade names, street numbers, marks, other symbols and general intangibles, which relate to the Land or the Improvements but excluding the name AAA , AAA Plaza or any derivation or acronym of American Automobile Association (collectively, the Intangibles).

l.Definition. Unless the context clearly requires otherwise , the Land, Improvements, Parking Lot Property, Personal Property, Leases, Licenses, Security Deposits, Guaranties, Agreements, Permits, Intangibles and rights described in Section 1 above are collectively called the Property.

2.PURCHASE PRICE AND DEPOSIT

In consideration of the conveyance of the Property to Buyer, Buyer shall pay to Seller the sum of THREE MILLION SIX HUNDRED THOUSAND AND N0/100 DOLLARS ($3,600,000.00) (the Purchase Price), which Purchase Price is payable to Seller as follows:

a. Deposit. An initial earnest money deposit in the amount set forth in this Section 2.a. shall be paid to the Escrow Agent, as defined below, upon Buyer's execution of this Agreement (the Deposit).	$100,000.00
b. Cash at Closing. The balance of the Purchase Price, subject to the adjustments and prorations required by this Agreement, shall be paid by Buyer at Closing in the form of confirmed wire transfer.	$3,500,000.00
c. Total Purchase Price	$3,600,000.00

d.Deposit. If the Closing Date is more than thirty (30) days from the Effective Date of this Agreement, the Deposit, at Buyer's request, shall be placed in an interest bearing account with a federally insured bank of Escrow Agent's selection. Notwithstanding the foregoing, the Escrow Agent shall not be required to place the Deposit in an interest bearing account until such time as Buyer delivers to Escrow Agent a fully completed and executed W-9 reporting form as required by the Internal Revenue Service. Any earned interest shall be paid to or credited to Buyer, unless Buyer defaults hereunder and Seller is entitled to retain the Deposit in which event Seller shall also be entitled to the interest earned thereon. At Closing, the Deposit shall be credited for the account of Buyer toward the Purchase Price.

e.Escrow Agent. The Deposit shall be held by Fidelity National Title Company, Attention: Ms. Heather Whitacre, 5690 W. Cypress Street, Suite A, Tampa, Florida 33607 (the Escrow Agent) subject to the terms and conditions of Section 14 below. If the Escrow Agent is also either Party's counsel, the Parties hereby agree that in the event of a dispute between the Parties concerning the disposition of the Deposit or any other provision of this Agreement, the Escrow Agent shall have the right to continue to represent such Party with respect to such dispute and Escrow Agent shall not be disqualified from such representation and such representation shall not constitute a conflict of interest. If requested by Escrow Agent, Seller and Buyer shall enter into an escrow agreement in form and content reasonably acceptable to Seller, Buyer and Escrow Agent with respect to the Deposit.

3.TITLE AND SURVEY

a.Title Commitment and Survey. Within fifteen (15) days after the Effective Date, Seller, at Seller's sole cost and expense, shall obtain a title commitment (the Title Commitment) for an ALTA owner's policy of title insurance (on the current ALTA 2006 Form- Florida modifications) in the amount of the Purchase Price (the Owner's Policy) with respect to the Land and Improvements, issued by the Title Company (as defined in Section 6.1. ), and copies of any restrictive covenants, easements, and other items listed as title exceptions therein in Schedule B-1 or Schedule B-11 of the Title Commitment.

i.Buyer may obtain, at Buyer's sole cost and expense, a new survey, in form and content acceptable to Buyer, of the Land and Improvements prepared by a licensed surveyor prepared to such standards as Buyer shall deem necessary (the "Survey"), which shall be certified to Title Company, Buyer, title agent and Buyers lender (if applicable).

ii.If (i) the Survey of the Land and Improvements shows any easement, right-of-way or vacated right-of way, encroachment, conflict, protrusion or other matter that is unacceptable to Buyer, or (ii) any exceptions appear in the Title Commitment that are unacceptable to Buyer, Buyer shall, on or before the expiration of the Inspection Period, notify Seller in writing of such matters (the Buyer's Objections). Except for Buyer's Objections that are timely raised pursuant to the preceding sentence, Buyer shall be deemed to have accepted the form and substance of the Survey, all matters shown thereon, and all exceptions to the Title Commitment and other items shown thereon. Within five (5) Business Days after Seller's receipt of Buyer's Objections, Seller shall notify Buyer in writing of the Buyer's Objections, if any, which Seller elects to attempt to cure at or prior to Closing. Seller's failure to provide such a notice will be deemed an election by Seller not to cure any Buyer's Objections. If Seller is unable or unwilling to eliminate or modify all of Buyer's Objections to the commercially reasonable satisfaction of Buyer, Buyer may (as its sole and exclusive remedy) terminate this Agreement by delivering written notice to Seller by the earlier to occur of (i) the Closing Date or (ii) five (5) days after Seller's written notice (or deemed notice) to Buyer of Seller's intent to not cure one or more of such Buyer's Objections; in which event, the Deposit will be returned to Buyer, and neither party shall have any rights or obligations under this Agreement other than obligations that survive termination of this Agreement. Notwithstanding the foregoing, at or before Closing, Seller shall pay or discharge (or, in the case of a monetary, mechanic's or similar lien, bond or endorse over to Buyer's commercially reasonable satisfaction) any mortgage lien securing any indebtedness encumbering the Property and any monetary, mechanics or similar liens encumbering the Property granted, assumed or suffered by Seller and securing the repayment of money or other claims made against Seller or, if not so satisfied, the same shall be satisfied at Closing out of the proceeds otherwise payable to Seller (collectively, Mandatory Cure Items).

b.New Title and Survey Matters. If any revision or update to the Survey or any supplemental title commitment or update issued subsequent to the date of the original Title Commitment discloses any matters not set forth on the original Survey or the original Title Commitment, then, within five (5) Business Days after receipt of any update to Title Commitment or Survey, respectively, Buyer shall have the right to object to any such matter, in which event the same procedures for response, termination and waiver set forth above shall apply to such new Buyer's Objections. Notwithstanding the foregoing, in the event that any such matter not set forth on the original Survey or the original Title Commitment is the result of an intentional act of Seller after the Effective Date that is not otherwise permitted under this Agreement, then Buyer shall be permitted to pursue the remedies provided in Section 11.a. hereof.

c.Seller's Default in Cure. Notwithstanding anything herein to the contrary, if, subsequent to the expiration of the Inspection Period, Seller notifies Buyer in writing that it will cure Buyer's Objections but subsequently fails to cure such objections at or prior to Closing, Seller shall be in default under this Agreement and all remedies set forth in Section 11.a. shall be available to Buyer.

d.Permitted Exceptions. The term Permitted Exceptions as used herein shall mean: (i) real property taxes and assessments attributable to the Property for the year in which Closing occurs and thereafter, not yet due and payable; and (ii) any easement, right of way, limitation, encroachment, conflict, discrepancy, overlapping of improvements , protrusion, lien, encumbrance, restriction, condition, covenant, exception or other matter with respect to the Property that is reflected or addressed on the Survey or the Title Commitment to which Buyer fails to timely object pursuant to Section 3.a. or Section 3.b. of this Agreement.

e.Delivery of Title Policy at Closing. As a condition to Buyer's obligation to close, the Title Company shall be prepared to deliver a proforma copy of the Owner's Policy to Buyer at Closing. Seller shall execute at Closing an Owner's Affidavit and any other documents, undertakings or agreements required by the Title Company to issue the Title Policy in accordance with the provisions of this Agreement.

4.PROPERTY I NFORMATION

a.Property Information. To the extent in Seller's possession, Seller has made or shall make available to Buyer within five (5) days after the Effective Date via electronic mail, or other delivery method, the materials described on Schedule 4.a. attached hereto and any other materials Seller may include in such due diligence website (collectively, the Property Information). Seller makes no representation or warranty as to the truth or accuracy of the Property Information provided to Buyer, except as otherwise expressly provided in this Agreement.

5.	BUYER'S INSPECTION PERIOD

a.Inspection Rights. Subject to the provisions of this Section 5, Buyer and its agents, employees, consultants, inspectors, appraisers, engineers and contractors (collectively "Buyer's Representatives") shall have the right, through the Closing Date, from time to time, upon the advance notice required pursuant to this Section 5, to enter upon and pass through the Property during normal business hours to examine and inspect the same. Without limiting the generality of the foregoing, (i) Buyer agrees that it shall not have the right to terminate this Agreement or obtain a reduction of the Purchase Price as a result of any such fact, circumstance or other matter so discovered (including, without limitation, relating to the physical condition of the Property, the operations of the Property or otherwise), except as provided in Section 5.c. below and (ii) Buyer shall have no right to terminate this Agreement or obtain a return of the Deposit except as provided in Section 5.c. below or as otherwise expressly provided in this Agreement.

b.Limitations. In conducting any inspection of the Property or otherwise accessing the Property, Buyer shall at all times comply with all laws and regulations of all applicable governmental authorities, and neither Buyer nor any of Buyer's Representatives shall damage the Property. In conducting any inspection of the Property or otherwise accessing the Property, Buyer and Buyer's Representatives shall at all times comply with, and shall be subject to, the rights of the tenants under the Leases (and any persons claiming by, under or through such tenants). Buyer shall schedule and coordinate all inspections, including, without limitation, any environmental tests, and other access with Seller and shall give Seller at least two (2) Business Days' prior notice thereof. Seller shall be entitled to have a representative present at all times during each such inspection or other access. Buyer agrees to pay to Seller on demand the cost of repairing and restoring any damage or disturbance which Buyer or Buyer's Representatives shall cause to the Property. All inspection fees, appraisal fees, engineering fees and other costs and expenses of any kind incurred by Buyer or Buyer's Representatives relating to such inspection and its other access shall be at the sole expense of Buyer.

c.Termination. Buyer shall have forty-five (45) days from the Effective Date, through 5:00 p.m. (Eastern Time) (the Inspection Period), within which to determine, in its sole discretion, whether all matters related to the Property are satisfactory to Buyer. If Buyer determines, in its sole discretion , before the expiration of the Inspection Period that the Property is unacceptable for Buyer's purposes or desires to terminate this Agreement for any other reason or for no reason, Buyer shall have the right to terminate this Agreement by giving to Seller written notice of termination (the Inspection Period Termination Notice) before the expiration of the Inspection Period, in which event Escrow Agent shall immediately refund the Deposit to Buyer without further action by Seller, and neither party shall have any further rights or liabilities hereunder except for those provisions which expressly survive the termination of this Agreement. If Buyer fails to give Seller the Inspection Period Termination Notice prior to the expiration of the Inspection Period, then Buyer may no longer terminate this Agreement under this Section 5. c.

d.Indemnity. Buyer hereby agrees to indemnify, defend, and hold harmless Seller, its partners, members, affiliates, property manager, and their respective officers, directors, agents, employees, and representatives (collectively , the Indemnified Parties) from and against any and all liens, claims, or damages of any kind or nature, including any demands, actions or causes of action, assessments, losses, costs, expenses, liabilities, interest and penalties, and reasonable attorneys' fees suffered, incurred, or sustained by any of the Indemnified Parties directly caused by Buyer or Buyer's Representatives with respect to any due-diligence activities at the Property pursuant to this Agreement, except any arising from the discovery of preexisting conditions (so long as Buyer does not exacerbate any such condition).

6.REPRESENTATIONS AND WARRANTIES

a.Seller's Representations and Warranties. Seller represents to Buyer as of the Effective Date as follows:

i.Organization. Seller is a Florida corporation, duly formed and validly existing under the laws of the State of Florida.

ii.Authority/Consent. Seller is the owner of the fee simple interest in the Property and possesses all requisite power and authority, and has taken all actions required by its organizational documents and applicable law, to execute and deliver this Agreement and will by Closing have taken all actions required by its organizational documents and applicable law, to consummate the transactions contemplated by this Agreement.

iii.Litigation. Except as may be disclosed on Schedule 6.a.iii. attached hereto, no material action, suit or other proceeding (including, but not limited to, any condemnation action or real estate tax appeal) is pending or, to Seller's knowledge, has been threatened in writing that concerns or involves the Property.

iv.Bankruptcy. No bankruptcy, insolvency, reorganization or similar action or proceeding, whether voluntary or involuntary, is pending, or, to Seller's knowledge, threatened, against Seller.

v.Agreements. Except for the Agreements referenced on Schedule 1.i., to Seller's knowledge, there are no current material contracts of construction, employment, parking, maintenance, commission, management, maintenance, service, or supply in effect and entered into by Seller which will affect the Property after Closing. To Seller's knowledge, Seller will provide Buyer with true, correct and complete copies, in all material respects, of all Agreements, including all amendments and modifications thereof, as part of the Property Information made available to Buyer in accordance with Section 4.a. of this Agreement.

vi.Leases/Licenses. Schedule 1.e. and Schedule 1.f. is a complete and correct list of all current leases, tenancies, licenses and other rights of occupancy or use for any portion of the Property together with a complete list of all lease documents (inclusive of all addendum, supplemental agreements, amendments and modifications thereto) with respect to such leases, tenancies, licenses or other rights of occupancy or use. Except for (i) the Leases referenced on Schedule 1.e., (ii) the Licenses referenced on Schedule 1.f., and (iii) the leases, amendments or other occupancy agreements which may be entered into by Seller pursuant to Section 7.a. of this Agreement, there are no leases, rental agreements, licenses, license agreement, other occupancy agreements with anyone in effect or other entities or individuals that have possession or other vested rights (through adverse possession or otherwise) to any portion of the Property which will affect the Property after Closing. To Seller's knowledge, each Lease is in full force and effect, and no rent has been paid more than one month in advance. To Seller's knowledge, except as may be described in Schedule 6.a.vi. attached hereto, there exists no material default by Seller or, to Seller's knowledge, any tenant under any of the Leases. Within five (5) days from the Effective Date, Seller will provide Buyer with true, correct and complete copies of all Leases, including all amendments and modifications thereto prior to the execution of this Agreement by Buyer and Seller. None of the rents or other amounts now or hereafter payable under the Leases have been assigned, pledged or encumbered except pursuant to assignments that will be released at Closing. Except as set forth in the Schedule 6.a.vii.: to Seller's knowledge (i) any and all documentary stamp taxes and similar recording taxes due and payable in connection with the recording of any Leases have been paid; (ii) no tenant under a Lease has been granted any rent free occupancy , is entitled to any future rental concessions, credits or reimbursements; (iii) all decorating, installation, alteration or repair work, if any, which Seller may be obligated to perform for any tenant has been performed (exclusive of on-going maintenance and repair obligations that first accrue after Closing under the terms of the Leases); and (iv) Seller has paid the cost and expense of all tenant improvements, inducements and allowances, if any, that are the obligation of landlord due, or which with the passage of time will become due, under the Leases. No tenant under any of the Leases and no other person, firm, corporation or other entity has any right or option to acquire the Property or any portion thereof or to require expansion of any of the leased premises covered by any of the Leases.

vii.Leasing Commissions and Tenant Allowances. Schedule 6.a.vii. attached hereto identifies all outstanding leasing commissions payable or to become payable with respect to the Leases, if any, and all tenant improvements allowances payable or to become payable with respect to the Leases, if any.

viii.Violations of Law. Except as set forth on Schedule 6.a.viii., and to Seller's knowledge, Seller has not received written notice from any governmental authority of any material violation of any federal, state or municipal laws, ordinances, orders, regulations and requirements, including, without !imitation, Environmental Laws, affecting the Property or any portion thereof (including the conduct of business operations thereon) which are unresolved. Seller has received no written notice that any zoning, building, environmental or other law, ordinance, code, order or regulation is or will be violated by the continued maintenance, operation or use as an office building of any buildings, improvements or structures presently erected on the Property or by the continued maintenance, operation or use of parking areas.

ix.Foreign Person. Seller is not a foreign person, foreign trust or foreign corporation within the meaning of the United States Foreign Investment in Real Property Tax Act of 1980 and the Internal Revenue Code of 1986, as subsequently amended (the Code).

x.No Conflicts. The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby will not: (i) violate any judgment, order, injunction, or decree to which Seller or the Property is subject, or (ii) conflict with, result in a breach of, or constitute a default under the organic documents of Seller or any lease, mortgage, loan agreement, covenant, or other agreement or instrument to which Seller is a party or by which Seller or the Property may be bound.

xi.Prohibited Transaction. Neither Seller nor any person, group, entity or nation that Seller is acting, directly or indirectly for, or on behalf of, is named by any Executive Order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) or the United States Treasury Department as a terrorist, Specially Designated National and Blocked Person, or is otherwise a banned or blocked person, group, entity, or nation pursuant to any Law that is enforced or administered by the Office of Foreign Assets Control, and Seller is not engaging in the transactions contemplated by this Agreement , directly or indirectly, on behalf of, or instigating or facilitating the transactions contemplated by this Agreement, directly or indirectly, on behalf of, any such person, group, entity or nation. Seller is not engaging in the transactions contemplated by this Agreement, directly or indirectly, in violation of any laws relating to drug trafficking, money laundering or predicate crimes to money laundering . None of the funds of Seller have been or will be derived from any unlawful activity with the result that the investment of direct or indirect equity owners in Seller is prohibited by law or that the transactions contemplated by this Agreement or this Agreement is or will be in violation of applicable law. Seller has and will continue to implement procedures, and has consistently and will continue to consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times prior to Closing.

xii.ERISA. Seller is not and is not acting on behalf of an "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, a "plan" within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended or an entity deemed to hold plan assets within the meaning of 29 C.F.R. §2510.3 101 of any such employee benefit plan or plans.

xiii.Environmental. To Seller's knowledge, neither Seller nor any tenant or other occupant of the Property has used the Property or any part thereof for the generation, treatment, storage, handling or disposal of any Hazardous Materials, in violation of any Environmental Laws. The parties agree and acknowledge that the representation described in immediately preceding sentence is not meant to and does not include minute amounts of Hazardous Materials such as aerosol cans containing insecticides, common cleaning supplies, toner for copiers and other such products used by Seller and/or tenants of the Property in the normal course of business. To Seller's knowledge, there are no underground storage tanks located on the Property. The term Environmental Laws includes without limitation the Resource Conservation and Recovery Act and the Comprehensive Environmental Response Compensation and Liability Act and other federal laws governing the environment as in effect on the Effective Date, together with their implementing regulations, guidelines, rules or orders as of the Effective Date, and all state, regional, county, municipal and other local laws, regulations, ordinances, rules or orders that are equivalent or similar to the federal laws recited above or that purport to regulate Hazardous Materials. The term Hazardous Materials includes petroleum, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas or such synthetic gas), and any substance, material, waste, pollutant or contaminant listed or defined as hazardous or toxic under any Environmental Law. Seller has no actual knowledge of any underground storage tanks currently located at the Property or being located at the Property in the past. Seller has no actual knowledge that any portion of the Property has been used for an onsite dry-cleaning facility.

xiv.Pending Matters. Seller has received no written notice that there is any action, suit or proceeding pending or threatened against or materially affecting the Property or any portion thereof or any of the Leases or relating to or arising out of the ownership or operation of the Property, in any court or before or by any federal, state, county or municipal department, commission, board, bureau or agency or other governmental instrumentality. Seller has received no written notice that there is any pending or threatened condemnation or similar proceeding or assessment affecting the Property, or any part thereof.

xv.Personal Property. The personal property of Seller (excluding the AAA Business Property), if any, attached to or used in connection with the Property, if any, is owned by Seller free and clear of all liens or any such liens against the personal property will be discharged in full as of the Closing Date.

xvi.Special Assessments. Seller has received no written notice of any special assessment pending or threatened in respect to the Property, whether or not a lien thereon. There are not any unpaid tap fees, hook-up fees, impact fees and similar charges or assessments that will not be paid in full as of the Closing Date for the improvements existing on the Property.

xvii.Default/Breach. Seller has received no written notice of any default or breach under any of the covenants, conditions, restrictions, rights of way or easements affecting the Property or any portion thereof or the Leases which are to be performed or complied with by the owner of the Property.

xviii.Taxes/Valuation. To Seller's knowledge, the Property has been fully assessed by taxing authorities as a completed project. Seller has received no written notice that there is any proceeding pending or threatened for the reduction of the assessed valuation of any portion of the Property.

xix.Tenant Associations. There is no agreement requiring Seller to make any contribution, in the form of dues or otherwise, to a merchants' or tenants' association or similar organization , or to any tenant under any of the Leases for advertising or promotion of the Property.

xx.Utilities/Access. To Seller's knowledge, all utilities, including, without limitation, public drinking water, electric, and sanitary and storm sewers are, or at closing will be, available to the Property. To

Seller's knowledge, the Property has access to a dedicated public roadway, and the access is sufficient for motor vehicles from the Property to such roadway by valid public or private easements, which will inure to the benefit of the Property. The Property has pedestrian and vehicular access to and from public highways and roads adequate for the Existing Use, and Seller has no knowledge of any fact or condition which would result in the termination of such access.

xxi.Contiguous Property. Neither Seller nor any person having a beneficial ownership interest, direct or indirect, in Seller, nor any person controlled by or under common control with Seller or any such beneficial owner has any ownership interest in any outparcel or other contiguous land area to the Property.

xxii.Title. Seller has good, marketable and insurable title to the Land and Improvements and has a leasehold interest in the Parking Lot Property.

xxiii.Existing Use. Seller has no information or knowledge of any change contemplated in any applicable laws, ordinances, restrictions, or any judicial or administrative action, or any action by adjacent landowners, or natural or artificial conditions upon the Property, which would prevent, limit, impede or render more costly the current use of the Property (the Existing Use).

xxiv.Commitments. No commitments have been made to any governmental authority , utility company, school board, church or other religious body, or any homeowners or homeowners' association, or to any other organization, group or individual, relating to the Property which would impose an obligation upon Buyer or its successors or assigns to make any contribution or dedications of money or land or to construct, install, or maintain any improvements of a public or private nature on or off the Property; and no governmental authority has imposed any requirement that any developer of the Property pay directly or indirectly any special fees or contributions or incur any expenses or obligations in connection with any development of the Property or any part thereof. The provisions of this Section 6.a.xxiv. shall not apply to any regular, nondiscriminatory local real estate taxes or impact fees assessed against the Property.

xxv.DRI. The Property is conclusively not classified as a Development of Regional Impact by the appropriate Regional Planning Council with jurisdiction over the Property.

xxvi.CDD. The Property is not conclusively classified as part of a Community Development District.

xxvii.Sewer/Water. Sanitary sewers, potable water service, and electricity with sufficient capacity, and as to potable water service, with sufficient pressure, for the Existing Use of the Property are available to the boundary of the Property.

xxviii.Property Condition. To the knowledge of Seller, all components of the Improvements are all operating in the manner in which the item was designed to operate, without material leaks, material water or structural damage and free of patent or latent defects, except as set forth on Schedule 6.a.xxiii attached.

xxix.Bankruptcy/Insolvency. There are no bankruptcy or insolvency proceedings pending or threatened against or involving the Property and Seller and there have been no such filings within the past year.

xxx.Possession. Only those entities or individuals listed on Schedule 1. e. and Schedule 1.f. are in possession of the Property.

b.Buyer's Representations and Warranties. Buyer represents to Seller, as of the Effective Date, as follows :
i.Organization. Buyer is a Delaware corporation, duly formed, validly existing and in good standing under the laws of the State of Delaware, and qualified to do business in the State of Florida.

ii.Authority/Consent. Buyer possesses all requisite power and authority, has taken all actions required by its organizational documents and applicable law, and has obtained all necessary consents,

to execute and deliver this Agreement and will by Closing have taken all actions required by its organizational documents and applicable law, to consummate the transactions contemplated in this Agreement.

c.Survival. All of the representations and warranties set forth in this Section 6 shall survive the Closing for a period of eighteen (18) months, subject to the provisions of Section 11.a. of this Agreement.

d.Indemnification. All statements and warranties made herein are true and correct, and the information provided and to be provided by Seller to Buyer relating to this Agreement is true, accurate, complete and correct and does not and will not contain any statement which, at the time and in the light of circumstances under which it is made, is false or misleading with respect to any material fact, or omits to state any material fact (which is known, or with the exercise of reasonable diligence by Seller, should have been known) necessary in order to make any statement contained therein not false or misleading in any material respect. Seller, by execution of this Agreement, hereby agrees to defend, indemnify and hold Buyer harmless from any and all liabilities, claims, causes of action, suits or other matters by reason of any breach of the above representations , and such indemnification includes, but is not limited to, costs and attorneys' fees (including attorneys' fees incurred prior to trial, after trial, or on appeal and any attorneys' fees incurred in enforcing this indemnity and including fees for the services of paralegals and other legal personnel working under the supervision of an attorney) reasonably incurred in connection with the defense of any claim against Buyer by any party arising out of the above matters.

7.COVENANTS OF SELLER PRIOR TO CLOSING

a.Operation of Property. From the Effective Date until the earlier of (i) the termination of this Agreement , and (ii} Closing, Seller shall operate the Property in accordance with the terms of this Section 7.

i.From the Effective Date until the Closing, Seller shall continue to operate, maintain and repair the Property in the ordinary course of business, but shall not take any of the following actions without the prior written consent of Buyer, which may be given or withheld in its sole discretion: (i) make or permit to be made any material alterations to or upon the Property, (ii} enter into any contracts for the provision of services and/or supplies to the Property which are not terminable without premium or penalty by Buyer upon thirty (30) days' prior written notice following the Closing, or amend or modify the Agreements in any manner, unless such Agreement as amended may be terminated without premium or penalty upon thirty (30) days' prior written notice, or knowingly fail to timely perform its material obligations under the Agreements (provided that in the case of emergency or other exigent circumstances , Seller shall have the right to enter into contracts to perform repairs or replacements without Buyer's consent), (iii) enter into any leases or licenses with respect to the Property or any part thereof, or extend, modify, cancel or otherwise alter any one or more of the Leases, collect rent thereunder for more than one month in advance, apply any security deposits held in accordance with the Leases or the Licenses, or fail to timely perform its obligations under the Leases or the Licenses, in each case whether or not such action is taken in the ordinary course of business, (iv) encumber , sell or transfer the Property or any interest therein or alter or amend the zoning classification of the Land or Improvements, (v) except for AAA Business Property which is not a part of the Property being conveyed herein, remove or permit the removal from the Property of any fixtures, mechanical equipment , or any other item included in the Property except when replaced with items of equal or greater quality and value, and except for the use and consumption, which shall be replenished by Seller prior to Closing, of inventory, office and other supplies and spare parts, and the replacement of worn out, obsolete and defective tools, equipment and appliances, in each case in the ordinary course of business, (vi) settle, compromise, withdraw or terminate any real estate tax appeal or proceeding affecting the Property, or (vii) terminate the Parking Lot Lease. Whenever in this Section 7.a.i. Seller is required to obtain Buyer's consent with respect to any proposed action or transaction, Buyer shall, within five (5) Business Days after receipt of Seller's receipt of request therefor, notify Seller of its approval or disapproval of same and, if Buyer fails to notify Seller in writing of its disapproval within said five (5) Business Day period, Buyer shall be deemed to have approved same.

ii.Prior to the expiration of the Inspection Period, Buyer shall review the Agreements to determine, among other things, whether such Agreements are terminable, and to determine whether Buyer desires to assume any of such agreements. Not later than five (5) Business Days prior to the expiration of the Inspection Period, Buyer shall deliver a notice to Seller setting forth which of such Agreements, if any, that Buyer elects to have Seller attempt to terminate. Seller will deliver notices of termination at Closing canceling such Agreements as Seller is timely notified of by Buyer, but only to the extent such Agreements are terminable by their terms. At Closing, Seller shall assign to Buyer, and Buyer shall assume, the Agreements (as identified on Schedule 1.i. hereto) pursuant to the Bill of Sale, and the Assignment and Assumption of Contracts in the form of Exhibit I attached hereto.

b.Governmental Notices. Promptly after receipt, Seller shall provide Buyer with copies of any written notices that Seller receives with respect to (i) any special assessments or proposed increases in the valuation of the Property; (ii) any condemnation or eminent domain proceedings affecting the Property; or (iii) any violation of any Environmental Law or any zoning, health, fire, safety or other law , regulation or code applicable to the Property. In addition, Seller shall deliver or cause to be delivered to Buyer, promptly upon receipt thereof by Seller, copies of any written notices of default given or received by Seller under any of the Leases.

c.Litigation. Seller will advise Buyer promptly of any litigation, arbitration proceeding or administrative hearing that materially affects Seller or the Property and which is instituted after the Effective Date.

d.Insurance. Prior to Closing, Seller will maintain Seller's existing insurance coverage, or similar insurance coverage, with respect to the Property, which is in an amount equal to the full replacement cost of any Improvements.

e.Estoppel Certificates. Seller shall endeavor to secure and deliver to Buyer, no later than ten (10) Business Days before the expiration of the Inspection Period, estoppel certificates from tenants under Leases and tenants or licensees of the parking lots located on the Land in the form of Exhibit B attached hereto (or in the form required under the applicable Lease) (the Tenant Estoppels). Seller shall provide Buyer with copies of the Tenant Estoppels for Buyer's review and comment before delivering the Tenant Estoppels to tenants. To the extent any Tenant Estoppel fails to adequately cover the information contemplated in Exhibit B, Seller shall certify to Buyer, to its actual knowledge, any information contemplated in Exhibit 8 not covered by any Tenant.

f.Condition of the Property. Seller shall deliver the Property at Closing in substantially the same condition, or better, than existed on the Effective Date, fess normal wear and tear. Except for items addressed as a result of the Inspection Period, Buyer purchases the Property “AS IS/WHERE IS”.

g.Access. Between the Effective Date and Closing, Seller (a) will give to Buyer, its attorneys, accountants, engineers and other representatives, during normal business hours and as often as may be reasonably requested, full access to any and all parts of the Property and to all books, records, tenant leases and files in Seller's possession relating to the Property, and (b) will furnish to Buyer or make available to Buyer all information in Seller's possession concerning the Property which Buyer, its attorneys, accountants, engineers or other representatives shall reasonably request.

h.Valuation Proceedings. Seller shall not institute any proceeding for the reduction of the assessed valuation of any portion of the Property prior to the Closing without the prior written consent of Buyer, which consent shall not be unreasonably withheld.

i.Restricted Property. To the extent land other than the Property is subject to geographical restrictions under any Lease, Seller, or its affiliates, as applicable, will not own, use, or permit the use of such other land (the Restricted Property) in violation of the geographical restrictions contained in any Lease. On or prior to the Closing Date, Seller or its affiliates shall impose appropriate restrictions on any Restricted Property for the benefit of the Property to prevent the Restricted Property from being used in violation of any Lease.

j.Covenants Relating to the Property. Seller will not (a) mortgage, pledge or subject any of the Property or any part thereof to an unbonded lien or other encumbrance, which is not discharged on or prior to Closing, (b) permit any mechanic's or materialmen's lien for work performed at the instance of Seller to attach against any of the Property, (c) execute or cause or permit to be placed of record any document affecting title to any portion of the Property; or (d) enter into, or subject any portion of the Property to any option contract, sales contract, or any other agreement pursuant to which any party shall have any right to occupy any portion of the Property or use any portion of the personal property located thereon that would be binding on Buyer or the Property upon consummation of the transaction contemplated herein. Seller will not enter into any lease, assignment, amendment, modification, supplement or renewal of a lease, including without limitation, any Lease, without first receiving Buyer's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed.

k.Payments Prior to Closing. Seller will pay or cause to be paid all debts, taxes, fees, assessments and other obligations related to the use and ownership of the Property up to the date of Closing, except for those items for which proration is agreed upon in accordance with the provisions of this Agreement, including, but not limited to all real estate, personal property and other taxes of every kind and all charges for consumption of utilities.

l.[Intentionally Deleted.]

m.Brokerage Commissions. All brokerage commissions relating to Leases payable by Seller or any affiliate of Seller that are due and unpaid or that through the passage of time will become due, if any, in connection with any Lease or renewal thereof, including those shown on the Schedule 6.a.vii., shall be paid, cashed out and discharged in full by Seller at or prior to Closing.

n.Seller's Work. Seller will pay the cost and expense of all tenant improvements, inducements and allowances required by any Lease that are due, or that through the passage of time will become due, under any Lease or renewal thereof on or before the Closing Date.

8.CONDITI ONS PRECEDENT TO CLOSING

a.Conditions Precedent to Buyer's Obligation to Close. Buyer's obligation to purchase the Property is subject to satisfaction on or before the Closing Date (as such date may be extended as provided herein) of the following conditions, any of which may be waived in writing by Buyer in Buyer's sole and absolute discretion.

i.Seller shall have performed and observed, in all material respects, all covenants of Seller under this Agreement, including, without limitation, the delivery by Seller of each of the documents required to be delivered under Section 9.b.i. of this Agreement.

ii.Subject to the provisions of Section 8.c. below, all representations and warranties of Seller set forth in this Agreement (and any documents executed or delivered by Seller to or in favor of Buyer pursuant to this Agreement) shall be true and correct in all material respects as if made on the Closing Date.

iii.As a condition to Buyer's obligation to close, the Title Company shall be prepared to deliver to Buyer at Closing the Title Policy in the form as contemplated by Section 3.

iv.In the event this Agreement shall not have been terminated during the Inspection Period, Seller shall, within five (5) Business Days following the end of the Inspection Period, issue a written notice of termination for each Lease that contains a right of the Seller, as landlord, to terminate the applicable Lease.

v.[Intentionally Deleted.]

vi.Seller shall not have made an assignment for the benefit of creditors or admitted in writing its inability to pay its debts as they mature or been adjudicated as bankrupt or filed a petition in voluntary bankruptcy or a petition or answer seeking reorganization or an arrangement with creditors under the federal bankruptcy law or any other similar law or statute of the United States or any state, and no such petition shall have been filed against it.

vii.All instruments and documents required on Seller's part to effectuate this Agreement and the transactions contemplated herein shall be reasonably satisfactory to Buyer and its attorneys.

viii.At the Closing, Seller will be able to convey to Buyer good, indefeasible and marketable fee simple title to the Land and Improvements, free and clear of all mortgages, liens, encumbrances , restrictions, rights-of-way , easements , judgments and other matters affecting title, except the Permitted Exceptions.

ix.Additionally, Seller's interest, as a tenant in the Parking Lot Lease, will be assigned to Buyer (and Buyer shall undertake all obligations of tenant under the Parking Lot Lease), together with the consent of the City as the owner of the Parking Lot Property. The Assignment of the Parking Lot Lease shall include all incentives available from the City.

x.All title objections and survey objections set forth in Buyer's Objections, which Buyer shall not otherwise have elected to waive in writing, shall have been cured; provided, however, if Buyer elects to close hereunder with such objection having not been cured, such objections shall be deemed to have been waived by Buyer. Between the effective date of the Title Commitment and the Closing Date, there shall not have been any change in zoning, title, survey matters or other matters affecting the Property that would interfere with the use of the Property for the Existing Use or affect the marketability of title.

b.Failure of a Condition

i.In the event that any condition precedent to Closing has not been satisfied on or before the Closing Date, then the party whose conditions to Closing have not been satisfied (the Unsatisfied Party) shall give notice to the other party of the condition or conditions which the Unsatisfied Party asserts are not satisfied. If the conditions specified in such notice are not satisfied within ten (10) Business Days after receipt of such notice, then the party whose condition precedent was not satisfied may terminate this Agreement, whereupon neither party shall have any further rights or obligations hereunder (other than any obligations of either party that expressly survive termination) and the Deposit shall be returned to Buyer; provided, however, that if such failure of a condition is due to a default by one of the parties, the disposition of the Deposit shall be governed solely by Section 11 of this Agreement and not by this Section 8.b.i. Notwithstanding anything contained herein to the contrary, Buyer shall have the right to waive the unsatisfied condition or conditions, by notice from Buyer to Seller within five (5) Business Days after expiration of the applicable satisfaction period, without satisfaction having occurred, in which event the Closing Date shall be the date which is five (5) Business Days after Seller's receipt of Buyer's waiver notice. It is understood and agreed that the failure of any condition set forth in

Section 8 of this Agreement shall not constitute a default, breach of a covenant or other failure to perform by Seller hereunder.

ii.If the transaction contemplated by this Agreement closes, the parties shall be deemed to have waived any and all unmet or unsatisfied conditions, other than any unmet or unsatisfied conditions arising out of a breach by either party of any of its representations and warranties hereunder of which the other party has no knowledge as of Closing.

c.Representations and Warranties. All representations and warranties made by Seller in this Agreement shall be true and correct in all material respects as of the Closing Date, except to the extent the facts and circumstances underlying such representations and warranties may have changed as of the Closing. In the event any of the above conditions are not satisfied as of the Closing Date, Buyer shall have the right to elect to terminate this Agreement, in which event the Deposit shall be immediately returned to Buyer and this Agreement shall be null and void and of no further force or effect except with respect to those matters that expressly survive termination hereof.

9.CLOSING

a.Closing Date. The consummation of the transaction contemplated hereby (the Closing) will take place at the office of the Title Company via an escrow closing, on the date that is thirty (30) days after the expiration of the Inspection Period (with time being of the essence with respect thereto), or such earlier date as Seller and Buyer may mutually agree upon in writing (the Closing Date). Buyer and Seller agree to finalize and execute all documents necessary for the consummation of the transaction contemplated herein, including but not limited to the settlement statement, and to deliver all such documents to the Title Company in escrow not later than the end of the Business Day immediately preceding the Closing Date in order to ensure the orderly and timely transfer of all funds necessary for Closing on the Closing Date.

b.Seller's Obligations at the Closing. At the Closing, Seller will do, or cause to be done, the following:

i.    Seller shall execute, acknowledge (if necessary) and deliver originals of the following documents:

1.(a) General Warranty Deed (the Deed) executed and acknowledged by Seller as of the Closing Date, in the form of Exhibit C attached hereto and incorporated herein by this reference, conveying title in fee simple to the Property, free and clear of any and all liens, encumbrances, conditions, easements, assessments and restrictions except the Permitted Exceptions; and (b) Assignment of the Parking Lot Lease executed and acknowledged by Seller as of the Closing Date in a form as agreed between the Parties during the Inspection Period, assigning its interest in the Parking Lot Lease and the Parking Lot Property to Buyer, along with the consent of the City to said assignment and a recognition of all incentives available to Buyer from the City.

2.Bill of Sale executed by Seller as of the Closing Date, in the form of Exhibit D attached hereto and incorporated herein by this reference;

3.Assignment and Assumption of Leases, Rents and Security Deposits executed by Seller as of the Closing Date, in the form of Exhibit E attached hereto and incorporated herein by this reference, and Assignment and Assumption of Contracts executed by Seller as of the Closing Date, in the form of Exhibit I attached hereto and incorporated herein by this reference;

4.Certificate of Non-Foreign Status executed by Seller as of the Closing Date, in the form of Exhibit F attached hereto and incorporated herein by this reference (the FIRPTA Certificate);

5.Letters to each tenant under the Leases executed by Seller as of the Closing Date in the form of Exhibit G hereto, notifying tenants of the conveyance of the Property to Buyer and advising them that, following the Closing Date, all future payments of rent are to be made in the manner set forth therein;

6.Settlement statement showing all of the payments, adjustments and prorations provided for in Section 9.e. and otherwise agreed upon by Seller and Buyer;

7.A rent roll for the Property dated as of the Closing Date;

8.Subject to Section 8.e., a certificate stating that each of Seller's representations and warranties contained in this Agreement is true and correct in all material respects as of the Closing Date;

9.An Owner's Affidavit in the form of Exhibit H attached hereto (the Owner's Affidavit). Seller shall also deliver to the Title Company and the Buyer such evidence as may be reasonably required by the Title Company with respect to the authority of the person(s) executing the deed of conveyance and the other documents required to be executed by Seller on behalf of Seller;

10.Evidence of the termination of Seller's existing property management agreement, if any, and copies of notices of termination of such other service agreements and contracts that Buyer elected to have terminated in accordance with Section 7. a.ii..;

11.The original Tenant Estoppels as required by Section 7.e.;

12.[Intentionally Deleted.]

13.Appropriate resolutions and other evidence reasonably required by Buyer and the Title Company to evidence Seller's authority to execute and deliver the Deed and other documents contemplated hereby;

14.Such affidavits or letters of indemnity as the title insurance company which is to insure the title to the Property shall reasonably require in order to issue, without extra charge, policies of title insurance free of any exceptions for (a) unfiled mechanics', materialmen's or similar liens; (b) to delete any standard title exceptions relating to matters created by Seller between the date of the last title update and the date of Closing; and as required to delete any standard title exceptions relating to matters not disclosed by the applicable land title records for the Property or the Survey that are known to the Seller and/or that could be learned from inquiry of Seller;

15. 1099-S; and

16.All other documents reasonably necessary to effectuate the transaction, to include an Assignment of Parking Lot Lease executed and acknowledged by Seller as of the Closing Date in form and substance as agreed between the Parties along with the consent to said assignment by the City.

ii.    Seller will deliver to Buyer originals within Seller's possession of all items constituting the Property Information referenced in Section 4.

iii.    Seller will deliver to Buyer possession of the Property, subject to the Leases and all rights to the Parking Lot Property in accordance with the Assignment of Parking Lot Lease.

iv.    Seller will deliver to Buyer all keys in the possession or subject to the control of Seller, including, without limitation, master keys as well as combinations, card keys and cards for the security systems, if any.

v.    Seller will pay all costs allocated to Seller pursuant to Section 9.e. of this Agreement.

c.Buyer's Obligations at the Closing. At the Closing, Buyer will do, or cause to be done, the following:

i.At Closing, Buyer shall execute, acknowledge (if necessary) and deliver originals of the following documents:

1.    Bill of Sale in the form of Exhibit D hereto;

2.    Assignment and Assumption of Leases, Rents and Security Deposit in the form of Exhibit E hereto, and Assignment and Assumption of Contracts in the form of Exhibit I attached hereto and incorporated herein by this reference;

3.    Settlement statement showing all of the payments, adjustments and prorations provided for in Section 9.e. and otherwise agreed upon by Seller and Buyer; and

4.    Such evidence as may be reasonably required by the Title Company with respect to the authority of the person(s) executing the documents required to be executed by Buyer on behalf of Buyer.

ii.Upon confirmation that the items indicated in (a) above have been deposited in escrow with the Escrow Agent or delivered to Buyer, as applicable, and the conditions to Buyer's obligations under this Agreement having been satisfied, the Purchase Price by wire transfer via the Federal Reserve System (plus or minus the net adjustments computed hereunder), payable to the order of Seller and/or such other order as Seller shall have directed by written notice to Buyer.

iii.Buyer will pay all costs allocated to Buyer pursuant to Section 9.e. of this Agreement.

d.Escrow. The delivery of the documents and the payment of the sums to be delivered and paid at the Closing shall be accomplished through an escrow with the Escrow Agent.

e.Costs and Ad justments at Closing

i.Expenses. Subject to the provisions of Section 9.a. of this Agreement, the premium and related title search costs for the Owner's Policy, any local recording fees and documentary stamp taxes imposed upon or payable in connection with the recordation of the deed to the Property shall be paid by Seller. Any closing or escrow fees of the Escrow Agent shall be paid one-half by Buyer and one-half by Seller. Seller shall also pay all costs and fees for Seller's representatives and consultants' lien releases and related title company charges. Buyer shall pay the premium for the lender's title policy, if any, and the costs and fees for all endorsements required by the Buyer's lender to the lender's title policy, the costs of the Survey and any updates thereto, and all of Buyer's due diligence studies and investigations. Seller and Buyer shall each pay its respective attorneys' fees.

ii.Real Estate Taxes. Real estate, personal property and ad valorem taxes for the year in which the Closing occurs will be prorated between Seller and Buyer as of the Apportionment Time on the basis of actual bills therefor, if available. If such bills are not available, then such taxes and other charges shall be prorated on the basis of the most currently available tax bills and, thereafter , promptly re-prorated upon the availability of actual bills for the period. All rebates or reductions in taxes received subsequent to Closing, net of costs of obtaining the same, shall be prorated as of the Apportionment Time, when received. The current installment of all special assessments, if any, which are a lien against the Property at the time of Closing and which are being or may be paid in installments shall be prorated as of the Apportionment Time. As used herein, the term (Apportionment Time) shall mean 12:01a.m. local Eastern time on the Closing Date.

iii.Lease Security Deposits and Rents. shall be prorated between Seller and Buyer as follows:

1.Rents collected under the Leases. Four (4) Business Days prior to the Closing, Seller shall furnish to Buyer a complete and correct schedule of all rents which are then due and payable but which have not been paid. Buyer shall have no obligation to Seller to collect any such unpaid rents, and all rents collected after the Closing Date shall be first applied to current rents due, next to rents past due (in reverse order to which they become past due) for the period after the Closing Date through the then current rent period, and lastly to rents past due for the period prior to the Closing Date. To the extent rents for the period after the Closing Date are current, Buyer agrees that all unpaid rents for the period prior to the Closing Date, if collected by Buyer, shall be held by Buyer as trustee for Seller and shall be remitted by Buyer to Seller. To the extent Seller collects rents for Leases after the Closing Date, Seller agrees to hold all collections in trust, and to promptly turn over such collections to Buyer, and Buyer shall apply such funds between Buyer and Seller in the manner provided herein. Buyer shall reasonably cooperate with Seller in its efforts, including litigation, to collect past due rents provided that, in Buyer's reasonable discretion such cooperation shall not jeopardize Buyer's relationship with tenant(s) and further provided that Buyer shall not be obligated to incur any expenses in connection herewith.

2.Notwithstanding anything herein to the contrary , Seller shall be solely responsible, at Seller's sole cost and expense, for all tenant reimbursements, credits or other sums due tenants for years prior to the year of Closing.

3.Seller shall give Buyer credits for the aggregate amount of tenant security deposits held by Seller or otherwise outstanding under the Leases and not transferred to Buyer.

iv.Utilities. Water, sewer, electric, fuel (if any) and other utility charges, other than those for which tenants under Leases are responsible directly to the provider, shall be prorated as of the Apportionment Time. If consumption of any of the foregoing is measured by meter, Seller shall,. prior to the Closing Date, endeavor to obtain a reading of each such meter and a final bill as of the Closing Date. If there is no such meter or if the bill for any of the foregoing shall have not been issued as of the Closing Date, the charges therefor shall be adjusted as of the Apportionment Time on the basis of the charges of the prior period for which such bills were issued and shall be further adjusted between the parties when the bills for the correct period are issued. Seller and Buyer shall cooperate to cause the transfer of utility accounts from Seller to Buyer. Seller shall be entitled to retain any utility security deposits to be refunded. At Closing, Buyer shall post substitute utility security deposits to replace those previously paid by Seller or, if the utility provider will not refund such deposits to Seller, Seller shall be reimbursed therefor by Buyer at Closing.

v.Insurance Policies. Premiums on insurance policies will not be adjusted. As of the Closing Date, Seller will terminate its insurance coverage and Buyer will affect its own insurance coverage.

vi.[Intentionally Deleted.]

vii.Agreements. All payments made or required under Agreements assumed by Buyer shall be adjusted and apportioned as of the Apportionment Time.

viii.Closing Statement. Not later than two (2) Business Days prior to the Closing, Seller or its agents or designees shall prepare, and promptly thereafter , Seller and Buyer shall jointly agree upon, a closing statement (the Closing Statement) that will show the net amount due either to Seller or to Buyer as the result of the adjustments and prorations provided for in this Agreement, and such net due amount shall be added to or subtracted from the cash balance of the Purchase Price to be paid to Seller at the Closing, as applicable.

ix.Survival. The provisions of this Section 9.e. shall survive Closing.

10.DAMAGE AND CONDEMNATION

a.Damage. If, prior to the Closing, all or any portion of the Property is damaged by fire or any other cause whatsoever, Seller shall promptly give Buyer written notice of such damage.

i.If (i) the cost for repairing such damage is equal to or less than $100,000.00 (as reasonably determined by Seller's independent insurer), (ii) the damage does not result in the termination of a Lease by any Tenant, and (iii) the damage does not result in the loss of material access to the Property or any of the Improvements , then Buyer shall have the right at Closing to receive the amount of the deductible plus all insurance proceeds received by Seller as a result of such loss, or an assignment of Seller's rights to such insurance proceeds, and this Agreement shall continue in full force and effect with no reduction in the Purchase Price, and Seller shall have no further liability or obligation to repair such damage or to replace the Property.

ii.If (i) the cost for repairing such damage is greater than $100,000.00 (as reasonably determined by Seller's independent insurer), (ii) the damage results in the termination of a Lease by any Tenant, or (iii) the damage results in the loss of material access to the Property or any of the Improvements , then Buyer shall have the option, exercisable by written notice delivered to Seller within five (5) Business Days (and the Closing Date shall be extended to allow for such five (5) Business Day time period) after Seller's notice of damage to Buyer, either (a) to receive the amount of the deductible plus all insurance proceeds received by Seller as a result of such loss, or an assignment of Seller's rights to such insurance proceeds, and this Agreement shall continue in full force and effect with no reduction in the Purchase Price, and Seller shall have no further liability or obligation to repair such damage or to replace the Property; or (b) to terminate this Agreement. If Buyer elects to terminate this Agreement, Buyer shall give notice to Seller thereof , the Deposit shall be returned to Buyer, and thereafter neither party will have any further rights or obligations hereunder, except for any obligations that expressly survive termination. If Buyer fails to notify Seller within such five (5) Business Day period of Buyer's election to terminate this Agreement, then Buyer shall be deemed to have elected option (a), and Buyer and Seller shall proceed to Closing in accordance with the terms and conditions of this Agreement.

b.Condemnation and Eminent Domain. In the event that any condemnation proceedings are instituted, or notice of intent to condemn is given, with respect to all or any portion of the Property, Seller shall promptly notify Buyer thereof, in which event Buyer shall have the option, exercisable by written notice delivered to Seller within five (5) Business Days (and the Closing Date shall be extended to allow for such five (5) Business Day time period) after Seller's notice, either (i) to consummate the purchase of the Property without reduction of the Purchase Price, and the right to collect any condemnation award or compensation for such condemnation shall be assigned by Seller to Buyer at Closing, or (ii) to terminate this Agreement. If Buyer elects to terminate this Agreement, Buyer shall give notice to Seller thereof, the Deposit shall be returned to Buyer, and thereafter neither party will have any further rights or obligations hereunder, except for any obligations that expressly survive termination. If Buyer fails to notify Seller within such five (5) Business Day period of Buyer's election to terminate this Agreement, then Buyer shall be deemed to have elected option (i), and Buyer and Seller shall proceed to Closing in accordance with the terms and conditions of this Agreement.

11.REMEDIES AND ADDITIONAL COVENANTS

a.Seller Default At or Before Closing. If Seller is in breach or default of any of its obligations or agreements hereunder when performance is required on or prior to the Closing Date, or if any of the representations contained in Section 6.a. should be false in any material respect (subject to the provisions of Section 8) and Buyer shall become actually aware of same on or prior to the Closing Date and Buyer shall not have waived its claims with regard to same pursuant to this Agreement, then Buyer shall give Seller written notice of such breach or default on or prior to the Closing Date and Seller shall have ten (10) Business Days from the date of receipt of such notice to cure such breach or default and the Closing Date shall be extended accordingly. If Seller fails to cure such breach or default within such ten (1O) Business Day period, then Buyer shall have the right to pursue any and all remedies provided in this Agreement or any other remedy at law or equity available to Buyer, including, without limitation: (a) the remedy of specific performance; and/or (b) the right to terminate this Agreement by written notice to Seller and the Escrow Agent, in which event the Deposit shall be returned to Buyer. In addition to the foregoing, Buyer shall also be entitled to recover from Seller its actual out-of-pocket expenses incurred in connection with the transaction contemplated hereunder.

b.Seller Default From and After Closing. If Seller is in breach or default of any of its obligations or agreements hereunder that survive the Closing when performance is required, including, without limitation, any obligations or agreements under the documents delivered at Closing by Seller pursuant to Section 9.b.i. of this Agreement, or if any of the representations set forth in Section 6.a. of this Agreement should be false in any material respect and Buyer shall first become actually aware of same after the Closing Date, then Buyer shall give Seller written notice of such breach or default of such obligation, agreement or representation hereunder prior to the expiration of the applicable survival period of such breach or default and Seller shall have thirty (30) days from the date of receipt of such notice to cure such breach or default. If Seller fails to cure such breach or default within such thirty (30) day period, then Seller shall be liable for the actual direct damages suffered by Buyer due to such uncured breach or default from the first dollar of loss. Notwithstanding anything to the contrary contained herein, (i) Seller's inability to satisfy a condition of this Agreement shall not be considered a default by Seller hereunder unless such inability results from the breach of any of Seller's representations set forth in Section 6 or the breach of Seller's express covenants and obligations hereunder, and (ii) if Buyer has knowledge of a default by Seller on the Closing Date and Buyer elects to close the transaction contemplated herein, Buyer shall be deemed to have irrevocably waived such default and Seller shall not have any liability with respect to such default. The obligations of Seller under this Section 11.b. shall survive any termination of this Agreement. In addition to the above, Buyer shall have the right to bring an action for indemnification pursuant to Section 6. d. or as otherwise permitted under this Agreement.

c.Buyer Default. The parties acknowledge and agree that Seller should be entitled to compensation for any detriment suffered if Buyer fails to consummate the purchase of the Property if and when required to do so under the terms of this Agreement, but agree that it would be extremely difficult to ascertain the extent of the actual detriment Seller would suffer as a result of such failure. Consequently, if Buyer fails to consummate the purchase of the Property on the Closing Date or fails to perform any of its other covenants in any material respect, or otherwise defaults in its obligations hereunder, then Seller shall be entitled to terminate this Agreement by giving written notice thereof to Buyer prior to or at the Closing, in which event the Deposit shall be paid to Seller as fixed, agreed and liquidated damages, and, after the payment of the Deposit to Seller, neither Seller nor Buyer will have any further rights or obligations under this Agreement, except for any obligations that expressly survive termination.

d.Delivery of Materials. Notwithstanding anything contained in this Agreement to the contrary, if this Agreement is terminated for any reason whatsoever, then Buyer shall promptly deliver to Seller all Property Information provided to Buyer by Seller, including copies thereof in any form whatsoever, including electronic form, along with any and all final third-party tests results and studies of the Property performed on behalf of Buyer pursuant to Section 5, without representation or warranty, excluding any confidential or proprietary information or financial modeling. The obligations of Buyer under this Section 11.d. shall survive any termination of this Agreement.

12.BROKERAGE COMMISSION

a.Brokers. Seller represents and warrants to Buyer that Seller has not contacted or entered into any agreement with any real estate broker, agent, finder, or any party in connection with this transaction, except for Jones Lang LaSalle Brokerage, lnc. (Seller's Broker). Seller's Broker and Edwards Realty Group, LLC (Buyer's Broker) will split equally the real estate brokerage fee of five and one-half percent (5.5%) of the Purchase Price (the Brokerage Fee) which is the sole cost of Seller. Seller has not taken any other action which would result in any real estate broker's or finder's fees or commissions being due and payable to any party other than Seller's Broker or Buyer's Broker with respect to the transaction contemplated hereby. Seller will be solely responsible for the payment of the Brokerage Fee in accordance with the provisions of a separate agreement. Buyer hereby represents and warrants to Seller that Buyer has not contracted or entered into any agreement with any real estate broker, agent, finder, or any party in connection with this transaction other than Buyer's Broker.

b.Indemnity. Each party hereby indemnifies and agrees to hold the other party harmless from and against any loss, liability, damage, cost, or expense (including, without limitation, reasonable attorneys' fees) paid or incurred by the other party by reason of a breach of the representation and warranty made by such party under this Section 12. Notwithstanding anything to the contrary contained in this Agreement, the indemnities set forth in this Section 12.b. shall survive the Closing or earlier termination of this Agreement.

13.NOTICES

All notices which are required or permitted to be given by either Party to the other under this Agreement , and any exercise of a right of termination provided by this Agreement, shall be in writing and shall be deemed to be have been given, delivered or made, as the case may be (notwithstanding lack of receipt by the addressee): (i) upon hand delivery to the intended recipient; (ii) three (3) business days after having been deposited in the United States Mail, certified or registered, return receipt requested, addressed to the intended recipient at the address specified herein; (iii) one (1) business day after having been deposited for overnight delivery with a nationally recognized expedited, overnight delivery service (such as by way of example but not limitation, FedEx or UPS), addressed to the intended recipient at the address specified herein; and/or (iv) upon delivery of a facsimile transmission which is confirmed on the sender's facsimile machine as having been sent to the recipient at the proper telecopy number. Notice given in any other manner shall be effective only upon actual receipt by the intended recipient; provided, however, Buyer's Inspection Period Termination Notice may be given via an email to Seller or Seller's Broker. Any notice sent as required by this Section 13 and refused by recipient shall be deemed delivered as of the date of such refusal. For purposes of this Section 13, the addresses of the Parties for all notices are as follows (unless changed by similar notice in writing given by the particular person whose address is to be changed). Furthermore, it is agreed that, if any Party hereto is represented by legal counsel, such legal counsel is authorized to deliver written notice directly to the other Party or the other Party's counsel on behalf of his or her client, and the same shall be deemed proper notice hereunder if delivered in the manner hereinabove specified.

SELLER:	BUYER:

AAA Auto Club South, Inc.	United Insurance Holdings Corp.
1515 N. Westshore Boulevard	360 Central Avenue, Suite 900
Tampa, FL 33607	St. Petersburg, FL 33701
Telephone: _____________________________	Telephone: 727-471-1479
Facsimile: ______________________________	Facsimile: 727-280-4168
Email: rreinke@aaasouth.com	Email: ksalmon@upcinsurance.com
Attention: Richard (Rick) Reinke	Attention: Kimberly Salmon, Esq.

With Copy To:	With Copy To:

John Chamberlain	Robert C. Decker, Esq.
Office of General Counsel	Trenam Kemker
1515 North Westshore Boulevard	200 Central Avenue, Suite 1600
Tampa, FL 33607	St. Petersburg, FL 33701
Telephone: 813-228-7223	Telephone: 727-551-0665
Facsimile: ______________________________	Facsimile: 727-551-0675
Email: jchamberlain@aaasouth.com	Email: rdecker@trenam.com

ESCROW AGENT:

Fidelity National Title Company
5690 W. Cypress Street, Suite A
Tampa, FL 33607
Attention: Heather Whitacre
Telephone: 727-542-8990
Facsimile: 813-289-7557
Email: hwhitacre@fnf.com

14.    ESCROW AGENT

The Escrow Agent shall hold the Deposit in accordance with this Agreement. In receiving and maintaining the Deposit, Escrow Agent shall be deemed to be acting only as a stakes holder and shall have no liability for any loss or damage or for the improper delivery of such funds, except where such loss or damage is the result of Escrow Agent's willful misconduct or gross negligence. Escrow Agent may reasonably rely upon the written or oral directions of the Parties without verifying the accuracy thereof. Escrow Agent shall not be responsible for any defaults hereunder by any Party. Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by Escrow Agent hereunder in good faith and in accordance with the opinion of such counsel. In the event of an actual or potential dispute as to the rights of the Parties hereto under this Agreement, the Escrow Agent may in its sole discretion, continue to hold the Deposit until the Parties mutually agree to the release thereof, or until a judgment of a court of competent jurisdiction shall determine the rights of the Parties thereto, or it may deposit any monies and all instruments held pursuant to this Agreement in the court registry and the Parties agree to indemnify Escrow Agent from any costs and fees associated therewith, and upon notifying all parties concerned of such action, all liability on the part of the Escrow Agent shall fully terminate, except to the extent of an account of any monies theretofore delivered out of escrow.    All Parties agree that Escrow Agent shall not be liable to any Party or person whomsoever for any action taken or omitted by Escrow Agent unless due to willful misconduct or gross negligence on the part of the Escrow Agent. All of the terms and conditions in connection with Escrow Agent's duties and responsibilities and the rights of Seller, Buyer and any lender or anyone else, are contained in this instrument, and the Escrow Agent is not required to be familiar with the provisions of any other instrument or agreement, and shall not be charged with any responsibility or liability in connection with the observance or non-observance by anyone of the provisions of any other such instrument or agreement. Escrow Agent may rely and shall be protected in acting upon any paper or other document which may be submitted to Escrow Agent in connection with its duties hereunder and which is believed by Escrow Agent to be genuine and to have been signed or presented by the proper party or parties and shall have no liability or responsibility with respect to the form, execution or validity thereof. Escrow Agent shall not be required to institute or defend any action or legal process involving any matter referred to herein which in any manner affects it or Escrow Agent's duties or liabilities hereunder unless or until required to do so by the Buyer or Seller, and then only upon receiving full indemnity in an amount and of such character as Escrow Agent shall require, against any and all claims, liabilities, judgments, attorneys' fees and other expenses of every kind in relation thereto, except in the case of Escrow Agent's own willful misconduct or gross negligence. Escrow Agent shall not be bound in any way or affected by any notice of any modification, cancellation, abrogation or rescission of this Agreement, or any fact or circumstance affecting or alleged to affect the rights or liabilities of any other persons, unless Escrow Agent has received written notice satisfactory to Escrow Agent signed by all Parties to this Agreement.

15.    RADON

RADON IS A NATURALLY OCCURRING RADIOACTIVE GAS THAT, WHEN IT HAS ACUMULATED IN A BUILDING IN SUFFICIENT QUANTITES, MAY PRESENT HEALTH RISKS TO PERSONS WHO ARE EXPOSED TO IT OVER TIME. LEVELS OF RADON THAT EXCEED FEDERAL AND STATE GUIDELINES HAVE BEEN FOUND IN BUILDINGS IN FLORIDA. ADDITIONAL INFORMATION REGARDING RADON AND RADON TESTING MAY BE OBTAINED FROM YOUR COUNTY PUBLIC HEALTH UNIT. THIS DISCLOSURE IS REQUIRED BY FLORIDA LAW TO BE CONTAINED IN ALL CONTRACTS FOR SALE OR LEASE OF BUILDINGS.

16.MISCELLANEOUS

a.Entire Agreement. This Agreement embodies the entire agreement between the Parties relative to the subject matter hereof, and there are no oral or written agreements between the Parties, nor any representations made by either Party relative to the subject matter hereof, which are not expressly set forth herein.

b.Amendment. This Agreement may be amended only by a written instrument executed by all Parties hereto.

c.Waiver. No waiver by Buyer or Seller of any failure or refusal to comply with obligations of any other party shall be deemed a waiver of any other or subsequent failure or refusal to so comply.

d.Headings and Construction. The captions and headings used in this Agreement are for convenience only and do not in any way limit, amplify, or otherwise modify the provisions of this Agreement. Words of any gender used in this Agreement shall be held and construed to include any other gender and words in the singular shall be held to include the plural, and vice versa, unless the context requires otherwise. The words "herein", "hereof', "hereunder" and other similar compounds of the word "here" when used in this Agreement shall refer to the entire Agreement, and not to any particular provision or section.

e.Time of Essence. TIME IS OF THE ESSENCE OF EACH AND EVERY PROVISION OF THIS AGREEMENT; however, if the final date of any period which is set out in any provision of this Agreement falls on a Saturday, Sunday or legal holiday under the laws of the United States or the State of Florida, then, in such event, the time of such period shall be extended to the next day which is not a Saturday, Sunday or legal holiday. A Business Day is every calendar day except Saturday, Sunday and national legal holidays under the laws of the United States or the State of Florida.

f.Governing Law. This Agreement shall be governed by the laws of the State of Florida and the laws of the United States pertaining to transactions in such State. All of the Parties to this Agreement have participated freely in the negotiation and preparation hereof and have contributed substantially and materially to the final preparation of this Agreement and all related instruments; accordingly, this Agreement shall not be more strictly construed against one Party than against another by virtue of the fact that initial drafts were made and prepared by counsel for one of the Parties. Any litigation between Buyer and Seller arising out of this Agreement shall be commenced in a court of competent jurisdiction in the county in which the Property is located, and both Buyer and Seller waive venue outside such county.

g.Successors and Assigns: Assignment. This Agreement shall bind and inure to the benefit of Seller and Buyer and their respective heirs, executors, administrators, personal and legal representatives, successors and permitted assigns. Except to any entity owned or controlled by Buyer, notwithstanding the above, Buyer shall not assign Buyer's rights under this Agreement without the prior written consent of Seller. Upon any such assignment with Seller's consent, the assignee shall succeed to all the rights and assume all the obligations of Buyer; provided, however, notwithstanding any such assignment and Seller's consent thereto, the undersigned Buyer shall remain a joint and several primary obliger in respect of the obligation of Buyer hereunder, and Seller shall not be required to pursue or otherwise exercise or exhaust remedies against any such assignee before requiring performance by the undersigned Buyer.

h.Invalid Provision. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid, or unenforceable provision or by its severance from this Agreement.

i.Attorneys' Fees. In the event it becomes necessary for either Party hereto to file suit to enforce this Agreement or any provision contained herein, the Party prevailing in such suit shall be entitled to recover, in addition to all other remedies or damages, as provided herein, reasonable attorneys' fees, paralegal fees and costs incurred in such suit at trial, appellate, bankruptcy and/or administrative proceedings. This Section 16.i. shall survive the Closing.

j.Multiple Counterparts. This Agreement may be executed in a number of identical counterparts which, taken together, shall constitute collectively one (1) agreement; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart executed by the Party to be charged. A facsimile or e-mail (through scanned or electronically transmitted .pdf, .jpg or .TIF files) of this Agreement or any portion thereof, including the signature page of any Party, shall be deemed an original for all purposes.

k.Effective Date of this Agreement. This Agreement shall not be effective unless signed by both Buyer and Seller. As used in this Agreement, the term "Effective Date" shall mean and refer to the date of execution of the last of Buyer or Seller to execute this Agreement.

l.Authority. Seller and Buyer represent to each other that each has full power and authority to enter into and perform this Agreement, all related instruments and the documentation contemplated hereby and thereby in accordance with their respective terms and that the delivery and performance of this Agreement, all related instruments and the documentation contemplated hereby and thereby has been duly authorized by all necessary action.

m.Recording. Neither this Agreement nor any memorandum hereof may be recorded in the Public Records of the county in which the Property is located.

n.Survival. Except for the provisions herein, the terms of which expressly survive Closing or termination, the terms and conditions of this Agreement and any warranties and representations made herein shall not survive the Closing hereof and the delivery of the Deed and other related documents.

o.Anti-Terrorism Representations. Neither Buyer nor Seller, nor any of their affiliates, is in violation of any Anti-Terrorism Law (as hereinafter defined) or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law. Anti-Terrorism Laws shall mean any laws relating to terrorism or money laundering, including: Executive Order No. 13224; the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or may hereafter be, renewed, extended, amended or replaced; the applicable laws comprising or implementing the Bank Secrecy Act; and the applicable laws administered by the United States Treasury Department's Office of Foreign Asset Control (as any of the foregoing may from time to time be amended, renewed, extended, or replaced.)

p.Further Assurances. In addition to the acts recited in this Agreement to be performed by Seller and Buyer, Seller and Buyer agree to perform or cause to be performed at the Closing or after the Closing any and all such further acts as may be reasonably necessary to consummate the transaction contemplated hereby.

q.1031 Exchange. Buyer agrees to cooperate, at Seller's sole cost and expense, with Seller's efforts to enter into an Internal Revenue Code Section 1031 exchange involving the Property; provided, however, Buyer shall not incur any costs, expenses, additional liability or financial obligations as a consequence of such 1031 exchange.

17.LEASEBACK TO SELLER

On the Closing Date, Buyer shall leaseback to Seller approximately 12,000 square feet comprising all or most of the ground floor of the Improvements and approximately 3,000 square feet of the second floor of the Improvements. The rent will be computed at $18.00 per square foot of leasable space on a "full service" basis, including parking for employees and customers of Seller, at no additional cost. The term of the Lease will be at least six (6) months, but no more than eighteen (18) months, exercised by Tenant (Seller) in extensions of six (6) month increments until reaching a full eighteen (18) month term. Any extension beyond the maximum eighteen (18) month period shall be by mutual consent of the Parties. The Lease (Lease) attached hereto as Schedule 17 has been agreed upon by the Buyer and Seller. This Lease shall be signed at the Closing by the Buyer and Seller along with the other documents set forth in Section 9 of this Agreement. Anything herein to the contrary notwithstanding, at Seller's sole option and discretion with no prior consent required of Buyer, at the Closing Seller may assign its obligation to sign the Lease to its holding company, The Auto Club Group, Inc., a Michigan non-profit corporation authorized to do business in Florida.

18.ACCEPTANCE

The offer by the first Party to execute this Agreement to sell or buy the Property shall terminate unless this Agreement is accepted and executed by the other Party within five (5) business days after the offer is made.

[SEE NEXT PAGE FOLLOWING FOR SIGNATURE PAGE]

SIGNATURE PAGE TO PURCHASE AND SALE AGREEMENT BY AAA AUTO CLUB SOUTH, INC. TO AND IN FAVOR OF
UNITED INSURANCE HOLDINGS CORP.

IN WITNESS WHEREOF, Buyer and Seller have executed this Agreement as of the Effective Date.

SELLER:

Signed, sealed and delivered
in the presence of:

/s/ Cynthia R. Burbo	AAA AUTO CLUB SOUTH, INC., a Florida
(Witness Signature)	corporation, a successor in interest to
Name Printed: Cynthia R. Burbo	Peninsula Motor Club, Inc.

/s/ Janet L. Holston	By: /s/ Sean H. Maloney
(Witness Signature)	Name: Sean H. Maloney
Name Printed: Janet L. Holston	Its: Sr. VP, CFO & Treasurer

Date signed by Seller: 9-4-2014

BUYER:

/s/ Lee Knepler	UNITED INSURANCE HOLDINGS CORP.,
(Witness Signature)	a Delaware corporation
Name Printed: Lee Knepler

/s/ Andrew D. Swenson	By: /s/ Brad Martz
(Witness Signature)	Name: Brad Martz
Name Printed: Andrew D. Swenson	Its: CFO

Date signed by Buyer: 9-5-2014

ESCROW AGENT’S ACCEPTANCE

The undersigned agrees to act as Escrow Agent in accordance with the foregoing Agreement and acknowledges receipt of the Deposit.

ESCROW AGENT:

FIDELITY NATIONAL TITLE COMPANY

By: ___________________________
Name: ________________________
Its: ___________________________

Date signed by Escrow Agent:
______________________________

EXHIBITS AND SCHEDULES

Exhibits

Exhibit A –     Legal Description of the Land
Exhibit B –     Form of Tenant Estoppel Certificate
Exhibit C –     Form of General Warranty Deed
Exhibit D –     Form of Bill of Sale
Exhibit E –     Form of Assignment and Assumption of Leases, Rents and Security Deposits
Exhibit F –     Form of FIRPTA Certificate
Exhibit G –     Form of Tenant Notification Letter
Exhibit H –     Form of Owner's Affidavit
Exhibit I –     Form of Assignment and Assumption of Contracts

Schedules

Schedule 1.c. –         Parking Lot Lease
Schedule 1.e. –         Leases
Schedule 1.f. –         Licenses
Schedule 1.g. –     Security Deposits
Schedule 1.i. –         Agreements
Schedule 4.a. –     Property Information
Schedule 6.a.iii. –     Litigation

Schedule 6.a.v. –	Material Contracts of Construction, Employment, Parking, Maintenance, Commission, Management, Maintenance, Service, or Supply
Schedule 6.a.vi. –     Lease Defaults
Schedule 6.a.vii. –     Leasing Commissions and Tenant Allowances
Schedule 6.a.viii. –     Violations of Law
Schedule 6.a.xxiii. –     Property Condition
Schedule 17 -         Lease

EXHIBIT A

LEGAL DESCRIPTION OF THE LAND

Parcel 1:
City of St. Petersburg Block 49 Partial Replat Block 1, Lot 1
Parcel ID #19-31-17-78378-001-0010

Parcel 2:
Rev Map of St. Petersburg Block 50, Lots 11 and 12
Parcel ID #19-31-17-74466-050-0110

Parcel 3:
Rev Map of St. Petersburg Block 50, Lots 13 and 14
Parcel ID #19-31-17-74466-050-0130

Parcel 4
Rev Map of St. Petersburg Block 50, Lots 15 and 16
Parcel ID #19-31-17-74466-050-0160

Parcel 5
Rev Map of St. Petersburg Block 50, Lots 10 and West 38 feet 2 inches of Lot 9
Parcel ID #19-31-17-74466-050-0100

EXHIBIT B

FORM OF TENANT ESTOPPEL

_______________, 20___
__________________________
__________________________
__________________________
__________________________

Re: Lease dated __________ (the “Lease”), by and between ___________, a Florida corporation (“Landlord”), and ___________________, as tenant, demising approximately ________ square feet of space (the “Premises”) at the building located at __________, _______________, Florida (the “Property”)

To Whom It May Concern:

The following statements are made with the knowledge that Landlord and Landlord’s successors and assigns, successor owners of the Property and present and future lenders of loans secured by mortgages encumbering the Property may rely on them.

The undersigned (“Tenant”), as tenant under the Lease, hereby certifies to you as follows:

1.     Tenant has accepted possession of the Premises.

2.     The commencement and expiration dates of the term of the Lease are
______________ and _________________, respectively. Tenant has no right to renew or extend the term of the Lease or to terminate the lease except as follows:______________
________________________________________________________________________
________________________________________________________________________
_______________________________________________________________________.

3.     The Lease has not been amended or modified by any written instrument and constitutes the entire agreement between Landlord and Tenant with respect to the Premises and there are no other agreements which are binding upon Landlord in connection with the
Premises.

4.    a. The current annual fixed rent for the Premises is $_______________, payable monthly, at the rate of $________________ per month, on the first day of each calendar month.

b. There is no (i) unexpired rental concession or abatement under the
Lease, or (ii) prepaid rent or other charges under the Lease except
___________________________.

c. The amount of the security deposit delivered under the Lease is
$________ and said security deposit is in the form of [cash/letter of credit].

5.     Rent and all other charges payable under the Lease on or before the date hereof have been paid in full.

6.     The Lease does not contain a right of first refusal or option to purchase the
Premises.

7.     Neither Tenant, nor to the best of Tenant’s knowledge, Landlord, is in default in the performance of any covenant, agreement or condition contained in the Lease, nor, to the best of Tenant’s knowledge is there now any fact or condition which, with the passage of time or the giving of notice or both, would constitute a default by either party under the Lease. Tenant has no defenses, counterclaims, liens or claims of offset or credit under the Lease or against rents, or any other claims against Landlord.

8.     Tenant has received no notice by any governmental authority or person claiming a violation of, or requiring compliance with, any applicable federal, state or local law or regulation intended to protect the environment and public health and safety ("Environmental
Law"). The Premises are not, and during the term of the Lease have never been used to handle, treat, store, or dispose of oil, petroleum products, hazardous substances in any quantity, hazardous waste, toxic substances, regulated substances or hazardous air pollutants in violation of any Environmental Law.

9.     Tenant is currently occupying the Premises and has not assigned, transferred or otherwise encumbered its interest under the Lease, or subleased or licensed any portion of the
Premises, except as follows: _______________________________________.

10.     All improvements required to be made by Landlord within the Premises have been completed, and all allowances, reimbursements or other obligations of Landlord for the payment of monies to or for the benefit of Tenant have been paid in accordance with the terms of the Lease, except as follows:

11.     Tenant has not given notice to Landlord of its intent to vacate the Premises.

12.     This estoppel shall be binding upon Tenant and its legal representatives, successors and assigns. If any blank spaces remain in this estoppel after execution and delivery by Tenant, the word “none” shall be deemed to have been inserted therein.

13.     The Tenant is not insolvent or subject to a proceeding under the United States
Bankruptcy Code.

[INSERT TENANT NAME]

By: _______________________________
Name: ____________________________
Title: ______________________________

Add Exhibit A – Copy of complete lease with exhibits

EXHIBIT C
FORM OF GENERAL WARRANTY DEED

GENERAL WARRANTY DEED

Prepared by (and return to):

Parcel Identification Number(s):
_______________________________________________________________________________

GENERAL WARRANTY DEED

THIS INDENTURE is made and entered into as of the ____________ day of ____________, 20____, by and between ___________________________, a __________________________ (“Grantor”), whose mailing address is ______________________________________, and ______________________________________ (“Grantee”), whose mailing address is __________________________________.

WITNESSETH, that Grantor, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration in hand paid, the receipt and sufficiency whereof is hereby acknowledged, has granted, bargained, sold, alienated, remised, released, conveyed and confirmed, and by these presents does hereby grant, bargain, sell, alienate, remise, release, convey and confirm unto Grantee, and Grantee’s heirs, successors and assigns forever, the following described real property in the County of Hillsborough, State of Florida, to-wit:

SEE EXHIBIT A ATTACHED HERETO
AND INCORPORATED HEREIN BY REFERENCE THERETO,

TOGETHER with all the tenements, hereditaments and appurtenances, and every privilege, right, title, interest and estate, reversion, remainder and easement thereto belonging or in anywise appertaining (collectively, the “Property”).

SUBJECT TO the encumbrances and exceptions described on Exhibit B attached hereto and incorporated herein by reference thereto (collectively, “Permitted Exceptions”); provided, however, that neither Grantor nor Grantee intend to reimpose any Permitted Exceptions nor shall this conveyance operate to reimpose or extend any Permitted Exceptions.

THIS PROPERTY IS NOT THE HOMESTEAD OF GRANTOR.

TO HAVE AND TO HOLD the same in fee simple forever.

And Grantor does hereby fully warrant the title to the Property, subject to and except for the Permitted Exceptions, and will defend the same, subject to and except for the Permitted Exceptions, against the lawful claims of all persons whomsoever.

[SIGNATURES CONTAINED ON FOLLOWING PAGE]

SIGNATURE PAGE TO GENERAL WARRANTY DEED
BY ___________________________ [GRANTOR] TO AND IN FAVOR OF
_______________________________ [GRANTEE]

IN WITNESS WHEREOF, Grantor has caused these presents to be signed and sealed the day and year above written.

Signed, sealed and delivered
in the presence of:

______________________________________	_________________________,
(Witness Signature)	a _____________________________________
Print Witness Name: _____________________

______________________________________	By: ___________________________________
(Witness Signature)	Name: ________________________________
Print Witness Name: _____________________	Its: ___________________________________

STATE OF FLORIDA
COUNTY OF ___________________________

The foregoing instrument was acknowledged before me this ________ day of ____________, 20_____, by _________________________________________, as _____________________________ of _______________________, a _________________________ ________, on behalf of entity. He/She is [select one]:

( ) personally known to me;
or
( ) produced a valid driver’s license as identification.

________________________________________
Notary Public - (Signature)
Print Name: ______________________________

My Commission Expires: ___________________

EXHIBIT D

FORM OF BILL OF SALE
BILL OF SALE

BILL OF SALE

THIS BILL OF SALE (“Bill of Sale”) is made and entered into as of the ______ day of ____________, 20___, (the “Effective Date”) by
_________________________________________, a _________________________ (“Seller”), to and for the benefit of _______________________, a __________________ (“Buyer”).

W I T N E S S E T H:

FOR VALUE RECEIVED, Seller has granted, bargained, sold, transferred, assigned and delivered and by these presents does grant, bargain, sell, transfer, assign and deliver unto Buyer:

[SELECT ONE AND DELETE LANGUAGE NOT SELECTED]

**[all of the personal property, equipment, furniture, fixtures, appliances and office supplies(collectively, the “Personal Property”), that are located on the real property described on Exhibit A attached hereto and incorporated herein by this reference (the “Real Property”) or used or useable in connection with the use or operation of the Real Property.] [NOTE: IF THIS OPTION IS CHOSEN, DELETE EXHIBIT B AND RENAME EXHIBIT A]

**[all of the personal property, equipment, furniture, fixtures, appliances and office supplies, more particularly described on Exhibit A attached hereto (collectively, the “Personal Property”) that are located on the real property described on Exhibit B attached hereto and incorporated herein by this reference (the “Real Property”) or used or useable in connection with the use or operation of the Real Property.] [NOTE: IF THIS OPTION IS CHOSEN, THE EXHIBITS ARE REVERSED]

**[all of the personal property, equipment, furniture, fixtures, appliances and office supplies (collectively, the “Personal Property”), that are located on, or used or useable in connection with, the real property described on Exhibit A attached hereto and incorporated herein by this reference (the “Real Property”), including without limitation, the Personal Property more particularly described on Exhibit B attached hereto and incorporated herein by this reference.]

TO HAVE AND TO HOLD the same unto Buyer forever.

Seller hereby covenants and warrants to Buyer that: (a) Seller is the sole owner of the Personal Property; (b) the Personal Property is free and clear of all liens and encumbrances, security interests, claims, rights of others and liabilities of any nature whatsoever; (c) Seller has full power, right and authority to transfer the Personal Property to Buyer; and (d) Seller will warrant and defend the sale of the Personal Property hereby made to Buyer and Buyer’s successors and assigns against the lawful claims and demands of all parties whomsoever.

IN WITNESS WHEREOF, Seller has caused these presents to be signed and sealed as of the Effective Date.

[SIGNATURES CONTAINED ON FOLLOWING PAGES]

SIGNATURE PAGE FOR BILL OF SALE

[INDIVIDUAL SIGNATURE]

Signed, sealed and delivered
in the presence of:

______________________________________	_________________________,
(Witness Signature)	a _____________________________________
Print Witness Name: _____________________

______________________________________	By: ___________________________________
(Witness Signature)	Name: ________________________________
Print Witness Name: _____________________	Its: ___________________________________

STATE OF FLORIDA
COUNTY OF ___________________________

The foregoing instrument was acknowledged before me this ________ day of ____________, 20_____, by ________________________________________ [GRANTOR NAME], individually. He/She is [select one]:

( ) personally known to me;
or
( ) produced a valid driver’s license as identification.

________________________________________
Notary Public - (Signature)
Print Name: ______________________________

My Commission Expires: ___________________

[ENTITY SIGNATURE]

Signed, sealed and delivered
in the presence of:

______________________________________	_____________________[GRANTOR NAME],
(Witness Signature)	____________[TYPE OF GRANTOR ENTITY]
Print Witness Name: _____________________

______________________________________	By: ___________________________________
(Witness Signature)	Name: ________________________________
Print Witness Name: _____________________	Its: ___________________________________

STATE OF FLORIDA
COUNTY OF ___________________________ [COUNTY OF EXECUTION]

The foregoing instrument was acknowledged before me this ________ day of ________, 20_____, by _________________________________________________[NAME OF PERSON EXECUTING DEED] as ________________________________________________[TITLE OF PERSON EXECUTING DEED] of _________________________________________________________________[GRANTOR NAME], a _________________________________[TYPE OF GRANTOR ENTITY], on behalf of entity. He/She is [select one]:

( ) personally known to me;
or
( ) produced a valid driver’s license as identification.

________________________________________
Notary Public - (Signature)
Print Name: ______________________________

My Commission Expires: ___________________

EXHIBIT A
to Bill of Sale
Legal Description of Real Property

[COMMENT: CONFORM THE EXHIBITS AND DESCRIPTIONS TO THE OPTION CHOSEN ON PAGE ONE.]

EXHIBIT B
to Bill of Sale
List of Personal Property

[COMMENT: CONFORM THE EXHIBITS AND DESCRIPTIONS TO THE OPTION CHOSEN ON PAGE ONE.]

EXHIBIT E

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION
OF LEASES, RENTS AND SECURITY DEPOSITS

THIS ASSIGNMENT AND ASSUMPTION OF LEASES, RENTS AND SECURITY DEPOSITS (this “Assignment”) is made and entered into effective as of the __________ day of ___________, 20____ (“Effective Date”), by and between ___________________________________, a _____________________ (“Assignor”), and ___________________________________________, a
__________________ (“Assignee”).

W I T N E S S E T H:

FOR VALUE RECEIVED, Assignor does hereby assign, transfer, set over and convey unto Assignee the following instruments, documents and things:

A.     Those certain leases, subleases, and occupancy agreements covering all or any part of the real property legally described on Exhibit A attached hereto and incorporated herein by this reference (the “Property”) that are specified on the rent roll (the “Rent Roll”) attached hereto and incorporated herein as Exhibit B (collectively, the “Leases”);

B.     The immediate and continuing right to collect and receive all of the rents, income receipts, revenues, issues, proceeds and profits arising or issuing from or out of the Leases and all guaranties by third parties of tenants’ obligations under such Leases (collectively, the“Rents”);

C.     All rights and claims of any kind that Assignor may have against any tenant or guarantor under the Leases (collectively, the “Claims”); and

D.     All rights and claims of any kind that Assignor may have against the unapplied portion of any security deposits deposited under the Leases, and any letters of credit, bonds or similar instruments serving as security deposits under the Leases, including, without limitation, the security deposits specifically listed on the Rent Roll (collectively, the “Security Deposits”).

TO HAVE AND TO HOLD the same unto Assignee and Assignee’s successors and assigns, from and after the Effective Date, subject, however, to the terms, covenants, conditions and provisions of the Leases and the terms and conditions hereinafter provided.

1.     Assignor’s Representations, Warranties and Obligations. Assignor hereby represents and warrants that: (a) it has not previously assigned the Leases, the Rents, the Claims and/or the Security Deposits, (b) the rent roll attached hereto as Exhibit B is a true, correct and complete copy of the rent roll for the Property, (c) Assignor is in full compliance with the terms of the Leases, (d) there are no defaults under the Leases existing at the time of the execution of this Assignment, and (e) the Security Deposits listed on Exhibit B are all of the Security Deposits held by Assignor in connection with the Property.

2.     Assignee’s Acknowledgment. Assignee acknowledges receipt of the Security Deposits, or a credit against the purchase price paid by Assignee to Assignor for the purchase of the Property in the amount of the Security Deposits as reflected on the closing statements executed and delivered simultaneously herewith. Assignor hereby agrees to perform, execute and/or deliver or cause to be performed, executed and/or delivered any and all such further acts and assurances as Assignee may reasonably require in order to transfer Assignor's interest in the Leases, the Rents, the Claims and/or the Security Deposits hereby assigned to Assignee.

3.     Indemnification. Assignor shall defend, indemnify and save harmless Assignee from and against any and all liability, demands, obligations, claims, liens, encumbrances, damages, costs, expenses, actions, and causes of action (together with reasonable attorneys fees and costs), arising out of or accruing under the Leases, Rents, Claims and/or the Security Deposits, relating to the time period prior to the Effective Date.

4.     Acceptance of Assignment. Assignee hereby accepts the assignment of the Leases, Rents, Claims and Security Deposits, subject to the terms and conditions hereof, and from and after the Effective Date assumes and becomes responsible for and agrees to perform and observe Assignor’s covenants to be performed by the “landlord” or the “lessor” under the covenants of the Leases.

5.     Successors and Assigns. The terms, covenants, conditions and warranties contained herein and the powers granted hereby shall inure to the benefit of, and shall bind, all parties hereto and their respective successors and assigns.

6.     Construction. Whenever used herein and the context requires it, the singular number shall include the plural, the plural the singular, and any gender shall include all genders.

7.     Governing Law. The parties agree that the law of the State of Florida shall govern the construction, interpretation and enforcement of this Assignment.

8.     Entire Agreement. No variation, modifications or changes hereof shall be binding upon any party hereto, unless set forth in a document duly executed by, or on behalf of, such party. This Assignment contains the entire agreement of the parties hereto with respect to the subject matter hereof.

9.     Counterparts. This Assignment may be executed in several counterparts, each of which shall be fully effective as an original and all of which together shall constitute one and the same instrument. Facsimile or electronic copies shall be deemed an original for all purposes. Signature and acknowledgment pages may be detached from the counterparts and attached to a single copy of this Assignment to physically form one document.

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed and delivered as of the Effective Date.

[SIGNATURES CONTAINED ON FOLLOWING PAGE]

SIGNATURE PAGE FOR ASSIGNMENT AND ASSUMPTION OF LEASES, RENTS AND
SECURITY DEPOSITS

[SELECT CORRECT IDENTIFICATION]

ASSIGNOR: [INDIVIDUAL SIGNATURE]
Signed, sealed and delivered
in the presence of:

______________________________________	_____________________________[Assignor]
(Witness Signature)	Print Assignor's Name: __________________
Print Witness Name: _____________________

______________________________________
(Witness Signature)
Print Witness Name: _____________________

AS TO ASSIGNOR
ASSIGNOR: [ENTITY SIGNATURE]
Signed, sealed and delivered
in the presence of:

______________________________________	_____________________________[Assignor]
(Witness Signature)	__________________________[Type of Entity]
Print Witness Name: _____________________

______________________________________	By: ___________________________________
(Witness Signature)	Name: ________________________________
Print Witness Name: _____________________	Its: ___________________________________

AS TO ASSIGNOR

[SELECT CORRECT IDENTIFICATION]

ASSIGNEE: [INDIVIDUAL SIGNATURE]
Signed, sealed and delivered
in the presence of:

______________________________________	_____________________________[Assignee]
(Witness Signature)	Print Assignee's Name: __________________
Print Witness Name: _____________________

______________________________________
(Witness Signature)
Print Witness Name: _____________________

AS TO ASSIGNEE
ASSIGNEE: [ENTITY SIGNATURE]
Signed, sealed and delivered
in the presence of:

______________________________________	_____________________________[Assignee]
(Witness Signature)	__________________________[Type of Entity]
Print Witness Name: _____________________

______________________________________	By: ___________________________________
(Witness Signature)	Name: ________________________________
Print Witness Name: _____________________	Its: ___________________________________

AS TO ASSIGNEE

EXHIBIT A
to Assignment and Assumption of Leases, Rents and Security Deposits
Legal Description of Property

EXHIBIT B
to Assignment and Assumption of Leases, Rents and Security Deposits
Rent Roll

EXHIBIT F

FORM OF CERTIFICATE OF NON-FOREIGN STATUS

STATE OF FLORIDA
COUNTY OF _______________________

BEFORE ME, the undersigned authority, this day personally appeared, ________________________________________ (collectively, if more than one, "Affiant"), who first being duly sworn, deposes and says that:

1.     Affiant is a person over the age of eighteen (18) and is competent to execute and deliver this Non-Foreign Certificate (this “Certificate”);

2.     Affiant is the _________________________ of _______________________________
_________, a (“Seller”) and in such capacity is duly authorized to make this Certificate on Seller’s behalf;

3.     Seller is the sole owner of certain real property located in the State of Florida, described on Exhibit A attached hereto and herein incorporated by reference (the “Property”); and

4.     Affiant makes this Certificate for and on behalf of Seller with full authorization and knowledge of the matters set forth herein.

Section 1445 of the Internal Revenue Code provides that a transferee of a U.S. real property interest must withhold tax at a rate of ten percent (10%) of the amount realized on the disposition if the transferor is a foreign person or entity. For U.S. tax purposes (including
Section 1445), the owner of a “Disregarded Entity” (as defined in the Internal Revenue Code and Income Tax Regulations) which has legal title to a U.S. real property interest under local law will be deemed the transferor of the property and not the Disregarded Entity which owns the property. To inform Buyer (as defined below) that withholding of tax is not required upon the transfer of the Property by Seller, Affiant, by completion of the appropriate certification set forth below based on Seller’s classification under the Internal Revenue Code and Income Tax
Regulations as a “Disregarded Entity,” hereby swears, affirms and certifies the following
(CHECK ONE):

□  DISREGARDED ENTITY
Seller is a Disregarded Entity and Affiant is deemed the transferor of the Property pursuant to the Internal Revenue Code and Income Tax Regulation, because Affiant is the sole owner of Seller, which is a Disregarded Entity for purposes of U.S. income taxation;
Affiant, as transferor, is not a non-resident alien (as such term is defined in the Internal Revenue Code and Income Tax Regulations)

Affiant’s legal name is:
__________________________________________________________;

Affiant’s Social Security Number or U.S. Employer Identification Number for the
entity owning the Seller is:
__________________________________________________________;

Affiant’s home address is:
__________________________________________________________;

Seller’s U.S. Employer Identification Number is:
__________________________________________________________; and

Seller’s office address is:
__________________________________________________________.

□  NOT A DISREGARDED ENTITY
Seller is not a foreign corporation, foreign partnership, foreign trust or foreign estate, (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

Seller is not a Disregarded Entity as defined in §1.14450-2(b)(2)(iii) of the Income Tax Regulations;

Seller’s U.S. Employer Identification Number is:
__________________________________________________________; and

Seller’s office address is:
__________________________________________________________.

Additionally, Affiant hereby further swears, affirms and certifies the following:

5.     Affiant, individually and on behalf of Seller, understands that this Certification may be disclosed to the Internal Revenue Service by Buyer and that any false statement contained herein could be punished by fine, imprisonment or both.

6.     Under penalties of perjury, Affiant hereby declares that: (a) he/she has examined this Certificate, (b) based upon his/her personal knowledge, this Certificate is true, correct and complete, and (c) he/she has the authority to sign this Certificate on behalf of Seller.

7.     Affiant hereby acknowledges that this Certificate is given for the purpose of inducing: (a) _________________________________, a _____________________________ (“Buyer”) to purchase the Property, (b) ___________________________________, through its agent, ______________________________ (collectively, the “Title Company”), to insure title to the Property, and (c) Title Company to act as disbursing agent with respect to the purchase of the Property by Buyer. Affiant further hereby acknowledges that this Certificate is given with full understanding that Buyer and the Title Company will rely upon it to establish the truth of the facts set forth herein and Buyer understands the liability for any misrepresentation herein.

FURTHER AFFIANT SAYETH NOT.

AFFIANT:
___________________________________
Print Name: _________________________

SWORN TO AND SUBSCRIBED before me this ___ day of _________, 20___, by ___________________________________.
He/She is [select one]:
( ) personally known to me;
or
( ) produced a valid driver’s license as identification.

____________________________________
Notary Public - (Signature)
Print Name:___________________________
My Commission Expires:_________________

EXHIBIT G

FORM OF TENANT NOTIFICATION LETTER

_________________, 20_____

___________________________________
___________________________________
___________________________________

Re: __________________,_____________________________, Florida (the "Project")

Dear Sir or Madam:

Notice is hereby given that effective ______________, 20____, _______________, as owner of the Project, has sold the Project to ________________________. All future rental payments should be sent as follows:

Make checks payable to :    ______________________

Nail payment to:         ______________________
______________________
______________________
______________________
Attention: ______________
Telephone: _____________
Telecopy: ______________

Please contact your insurance agent immediately and instruct your insurance agent to change the name of the additional insured as required in your lease to reflect the new owner, ________
_________________________ and promptly forward an insurance certificate reflecting such amendment to the address noted above.

________________________ has received your security deposit in the amount of $_____________, and is responsible therefor. _______________________ is no longer responsible for your security deposit.

All questions relative to your lease should also be directed to the above address or phone number.

Very truly yours,

By:     ____________________________
Name:
Title:

EXHIBIT H

FORM OF OWNER’S AFFIDAVIT

OWNER’S AFFIDAVIT

(Entity Seller)

STATE OF FLORIDA
COUNTY OF ______________________

BEFORE ME, the undersigned authority, this day personally appeared __________________________________ (collectively, if more than one, “Affiant”), who first being duly sworn, deposes and says that:

1.     Affiant is a person over the age of eighteen (18) and is competent to execute and deliver this Title Affidavit (this “Affidavit”);

2.     (a) Affiant is the _____________________ of ________________________________________________, a __________________________ (“Seller”) and is authorized to execute and deliver this Affidavit on Seller’s behalf, and (b) Seller is the sole owner of certain real property located in the State of Florida, described on Exhibit A attached hereto and herein incorporated by reference (the “Property”);

3.     except for the rights of the tenants, as tenants only, pursuant to the written leases set forth on Exhibit B attached hereto and herein incorporated herein by reference, no person or entity, other than Seller, is in possession of all or any portion of the Property or has any right to possess all or any part of the Property;

4.     (a) there has been no construction on or improvements to the Property of any kind or nature within ninety (90) days immediately preceding the date hereof; (b) there are no outstanding contracts, either oral or written, for the furnishing of any labor or material to the Property or improvements thereon for which all payments due to date have not been made; (c) all bills, if any, for labor, materials and services supplied or furnished with respect to the Property (or of any improvements thereon) have been paid in full; and (d) no person or entity has the right to assert a lawful claim of lien against the Property or any portion thereof for labor or services furnished, or for materials supplied pursuant to the provisions of Chapter 713, Florida Statutes;

5.     (a) no documents have been recorded in the Public Records of the County where the Property is located subsequent to __________________________, 20_____ , which is the effective date of that certain commitment for title insurance (order no. _______________________________) issued by ______________________, through its agent _________________________________ (collectively, the “Title Company”), that could adversely affect the marketability of title to the Property, (b) there are no matters pending against Affiant, Seller, or the Property that could give rise to a lien, encumbrance, title requirement or exception that would attach to or affect the Property between the aforementioned date and the date of recording of pertinent closing documents; and (c) Affiant and/or Seller has not executed and will not execute any instrument that would adversely affect the title to the Property;

6.     (a) title to the Property has never been disputed or questioned, nor does Affiant know of any reason by which any claim to any part of the Property or to any undivided interest therein, which is adverse to Seller, might be set up or made; and (b) no persons have any contracts for the purchase, unrecorded contracts for the purchase, options to purchase or the like, for the Property or any part thereof;

7.     there are no unpaid bills, liens, special assessments or any liens provided for in Chapter 159, Florida Statutes, or outstanding payments due for drainage, sanitary sewer, paving or other public utilities, or improvements or made by any governmental agency or authority, or for community associations;

8.     there are no actions or proceedings now pending in any state or federal court to which Seller is a party, nor does Affiant know of any federal court judgments, federal tax liens or other liens of any kind or nature which now constitute a lien or charge upon the Property;

9.     Seller has received (a) no notice from and has no knowledge of, any public authority requiring any improvements, alterations or changes to be made on or about the Property, (b) no notice of any public hearing regarding future or pending assessments for improvements by any governmental agency or authority affecting the Property, and (c) no notice of any violations of law or regulations relating to the Property; and

10.     this Affidavit is sworn to and subscribed on the personal knowledge and executed and delivered for the purpose of inducing _________________________ (the “Buyer”) to purchase the Property and for the purpose of inducing Title Company to issue a policy or policies of title insurance insuring title to the Property in Buyer without exception for lien, possession, gap filings or other exceptions and may be relied upon only by the Buyer and the Title Company.

FURTHER AFFIANT SAYETH NOT.

AFFIANT:
___________________________________
Print Name: _________________________

SWORN TO AND SUBSCRIBED before me this ___ day of _________, 20__, by ___________________________________ [NAME OF PERSON EXECUTING AFFIDAVIT].

He/She is [select one]:

( ) personally known to me;
or
( ) produced a valid driver's license as identification.

___________________________________
Notary Public - (Signature)
Print Name: _________________________
My Commission Expires: ________________

EXHIBIT I

FORM OF ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS

ASSIGNMENT AND ASSUMPTION OF CONTRACTS

THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS (this “Assignment”) is made and entered into effective as of the _________ day of ________________, 20____ (“Effective Date”), by and between ___________________________________, a _______________________________ (“Assignor”), and ______________________________________, a ____________________________ (“Assignee”).

W I T N E S S E T H:

For value received, in connection with the sale of the real property more particularly described in Exhibit A attached hereto and incorporated herein by this reference (the “Property”), on which may be located various building(s) and/or improvements (collectively, the “Improvements”), Assignor does hereby assign, transfer, set over and convey unto Assignee, those contracts set forth on Exhibit B attached hereto and incorporated herein by this reference, that exist in connection with the Property or Improvements (collectively, the “Contracts”).

TO HAVE AND TO HOLD the same unto the Assignee and Assignee’s successors and assigns, from and after the Effective Date, subject, however, to the terms, covenants, conditions and provisions of the Contracts, and the terms and conditions hereinafter provided.

1.
Assignor’s Representations, Warranties and Obligations. Assignor hereby represents and warrants that: (a) it has not previously assigned the Contracts; (b) Assignor has full right and authority to transfer the Contracts to Assignee; (c) Assignor is in full compliance with the terms of the Contracts; (d) there are no defaults under the Contracts existing at the time of the execution of this Assignment; and (e) except for the Contracts, there are no other agreements or contracts affecting or pertaining to Assignor, the Property, or the Improvements that are binding on Assignee, the Property, or the Improvements. Assignor shall defend, indemnify and save harmless Assignee and the Property from and against any and all liability, demands, obligations, claims, liens, damages, costs, expenses, actions, and causes of action (together with reasonable attorneys fees and costs) arising out of or accruing under the Contracts relating to the time period prior to the Effective Date.

2.     Acceptance of Assignment. Assignee hereby: (a) accepts the assignment of the Contracts, subject to the terms and conditions hereof, from and after the Effective Date, and (b) from and after the Effective Date, assumes and becomes responsible for and agrees to perform and otherwise observe Assignor’s covenants to be performed by Assignor under the covenants of the Contracts.

3.     Successors and Assigns. The terms, covenants, conditions and warranties contained herein and the powers granted hereby shall inure to the benefit of, and shall bind, all parties hereto and their respective successors and assigns.

4.     Construction. Whenever used herein and the context requires it, the singular number shall include the plural, the plural the singular, and any gender shall include all genders.

5.     Governing Law. The parties agree that the law of the State of Florida shall govern the construction, interpretation and enforcement of this Assignment.

6.     Entire Agreement. No variation, modifications or changes hereof shall be binding upon any party hereto, unless set forth in a document duly executed by, or on behalf of, such party. This Assignment contains the entire agreement of the parties hereto with respect to the subject matter hereof.

7.     Counterparts. This Assignment may be executed in several counterparts, each of which shall be fully effective as an original and all of which together shall constitute one and the same instrument. Facsimile or electronic copies shall be deemed an original for all purposes. Signature and acknowledgment pages may be detached from the counterparts and attached to a single copy of this Assignment to physically form one document.

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be executed and delivered as of the Effective Date.

[SIGNATURES CONTAINED ON FOLLOWING PAGE]

SIGNATURE PAGE FOR ASSIGNMENT AND ASSUMPTION OF CONTRACTS

[SELECT CORRECT IDENTIFICATION]

ASSIGNOR: [INDIVIDUAL SIGNATURE]
Signed, sealed and delivered
in the presence of:

______________________________________	_____________________________[Assignor]
(Witness Signature)	Print Assignor's Name: __________________
Print Witness Name: _____________________

______________________________________
(Witness Signature)
Print Witness Name: _____________________

AS TO ASSIGNOR
ASSIGNOR: [ENTITY SIGNATURE]
Signed, sealed and delivered
in the presence of:

______________________________________	_____________________________[Assignor]
(Witness Signature)	__________________________[Type of Entity]
Print Witness Name: _____________________

______________________________________	By: ___________________________________
(Witness Signature)	Name: ________________________________
Print Witness Name: _____________________	Its: ___________________________________

AS TO ASSIGNOR

[SELECT CORRECT IDENTIFICATION]

ASSIGNEE: [INDIVIDUAL SIGNATURE]
Signed, sealed and delivered
in the presence of:

______________________________________	_____________________________[Assignee]
(Witness Signature)	Print Assignee's Name: __________________
Print Witness Name: _____________________

______________________________________
(Witness Signature)
Print Witness Name: _____________________

AS TO ASSIGNEE
ASSIGNEE: [ENTITY SIGNATURE]
Signed, sealed and delivered
in the presence of:

______________________________________	_____________________________[Assignee]
(Witness Signature)	__________________________[Type of Entity]
Print Witness Name: _____________________

______________________________________	By: ___________________________________
(Witness Signature)	Name: ________________________________
Print Witness Name: _____________________	Its: ___________________________________

AS TO ASSIGNEE

EXHIBIT A
to Assignment and Assumption of Contracts
Legal Description of Property

EXHIBIT B
to Assignment and Assumption of Contracts
List of Contracts

SCHEDULE 1.c.

PARKING LOT LEASE

That certain Lease Agreement dated May 21, 1987, by and between Morris Developments, Inc., a Texas corporation as Landlord, and Peninsula Motor Club, Inc., a Florida corporation as Tenant, as subsequently amended, ratified and assigned by that certain Amendment, Ratification and Assignment of Lease dated October 31, 1988, by and among Landlord; The City of St. Petersburg, Florida, a Florida municipal corporation (“City”); Tenant; and The Morris/Mills Joint Venture, a Florida joint venture, the sole venturers of which are Morris Interests, Inc., a Florida corporation, formerly known as 163 First Avenue North Corporation; Morris Developments of Florida, Inc., a Florida corporation, and Morris Developments Group, Inc., a Florida corporation (collectively, “Morris Group”h whereby the Lease Agreement was assigned to Morris Group and the City consented to the Lease.

The Parking Lot Property as described in the above Lease as the Demised Premises is Lot 3, Block 1, Webb City Replat, described in the Lease as Parcel IV, as noted on the attachment thereto.

SCHEDULE 1.e.

LEASES

1.	Lease with Canerday, Belfsky & Arroyo, Inc., f/k/a Charles Canerday dated September 26, 1996, as amended by Amendment to Lease dated November 25, 2002.

2.
Lease with Morris A. LeCompte, P.A. dated July ___, 2013 as amended by letter agreement dated August 9, 2006; letter agreement dated April 15, 2009; First Amendment to Lease dated , 2009; and letter agreement dated September 5, 2013.

3.	Lease with National Society to Prevent Blindness Florida-Florida Affiliate DBA Prevent Blindness Florida dated May 23, 2011.

4.	Lease with Rotary Club of St. Petersburg, Inc. dated June 15, 2011.

5.	Lease Agreement (Parking) with Priority One Financial Services dated March 5, 2004, as amended by Lease Addendum dated effective October 1, 2011.

6.	Lease Agreement (Parking) with Veritas Courtyard, LLC dated July 30, 2003.

SCHEDULE 1.g.

SECURITY DEPOSITS

None

SCHEDULE 1.i.

AGREEMENTS

1.	Commercial Management Agreement with Seven One Seven Parking Services, Inc. dated March 14, 2003 as amended by Amendments dated March 31, 2008; May 1, 2008; April 1, 2013 and May 9, 2013.

2.	Elevator Maintenance Agreement with ThyssenKrupp.

SCHEDULE 4.a.

PROPERTY INFORMATION

The following, to the extent they are in Seller's possession:

1.     A full set of construction plans and “as built” plans to include engineering designs, studies and specifications.

2.    The original general contractors name and address along with the following sub-contractors names and addresses:

A.     Mechanical;
B.     Electrical;
C.     Roof; and
D.     Paving.

3.     The original architect.

4.     The original engineering firm.

5.     Copies of all warranties including roof and mechanical.

6.    Copies of all building and site development permits.

7.     Copy of the owner's title insurance policy with all exhibits, including copies of any plats.

8.     Copies of all original certificates of occupancy.

9.     A letter confirming the property and its improvements and parking are in compliance with zoning ordinance requirements.

10.     A copy of all easements and other agreements pertinent to site drainage and utilities.

11.     Copies of any agreements with the highway department or any other state or local government agency to include development orders and any entitlements granted to the property.

12.     Copies of the current and past three years property tax bills.

13.     As-built survey and copy of Site Plan.

14.     A copy of the most recent environmental report.

15.    A copy of the current Soil Report.

16.    Aerial photographs of site.

17.     A copy of all vendor/service contracts.

18.     A detailed listing of capital expenditures made in the current year and the past three years.

19.     Utility account numbers and vendors.

20.     List of all tangible personal property.

21.     Such other documents as reasonably requested by Buyer

SCHEDULE 6.a.iii

LITIGATION

None

SCHEDULE 6.a.v.

MATERIAL CONTRACTS OF CONSTRUCTION, EMPLOYMENT, PARKING,
MAINTENANCE, COMMISSION, MANAGEMENT, MAINTENANCE, SERVICE, OR SUPPLY

None other than listed on Schedules 1.3. and 1.i.

SCHEDULE 6.a.vi.

LEASE DEFAULTS

None

SCHEDULE 6.a.vii.

LEASING COMMISSIONS AND TENANT ALLOWANCES

None

SCHEDULE 6.a.viii.

VIOLATIONS OF LAW

None

SCHEDULE 6.a.xxiii.

PROPERTY CONDITION

No Disclosures

SCHEDULE 17

LEASE

LEASE AGREEMENT

This Lease Agreement dated ____________________, 2014 (the “Lease”) is entered into by and between UNITED INSURANCE HOLDINGS CORP. (the “Landlord”) and AAA AUTO CLUB SOUTH,
INC. (the “Tenant”).

1.         LEASE. The Landlord hereby leases to the Tenant the premises located at 800 2nd Avenue South, St. Petersburg, Florida, 33701 (the “Office Building”) consisting of 12,502 square feet located on the first floor of the Office Building and 3,000 square feet on the second floor of the Office Building totaling approximately 15,502 square feet (collectively, the “Premises”), as shown on the plans attached hereto as Schedule “A” and, together with unassigned parking spaces on the parking lot contiguous to the Office Building (the “Parking Lot”) as described on Schedule “B”, for the term set out in Section 2 of this Lease.

2.         TERM. The term will commence on ______________, 2014 (the “Commencement Date”) and expire on that date which is one hundred eighty (180) calendar days following the Commencement Date (the “Term”). The word “Term” shall include any extensions of the Term as provided in Section 29 of this Lease.

3.         RENT. The total rent payable by the Tenant for the Premises will be $139,518.00 (based on rent computed at $18.00 per square foot), which will be due and payable in equal monthly installments of $23,253.00 on the first day of each month in advance, (the “Base Rent”). In the event the Commencement Date is a date other than the first day of the month, Tenant shall also pay pro-rata rent for the number of days between the Commencement Date and the first day of the month following the Commencement Date. Tenant shall pay any taxes assessed by the State of Florida that are applicable to rentals or charges specified in this Lease, including without limitation, sales tax on rent under Florida Statutes 212.031. Said tax payment shall be paid to Landlord with and when the applicable rental or charge is due.

4.         USE. The Premises have been and will continue to be used for the operation of Tenant’s retail and office operations. The Tenant will not commit any waste upon the Premises or Office Building or any nuisance or act that may disturb the quiet enjoyment of any tenant in the Office Building. Tenant shall continue to provide at its sole cost, security services for the Office Building during the Term.

5.         PROHIBITED USES. Tenant will not use any portion of the Premises for purposes other than the use specified in section 4 above. No use will be made or permitted to be made upon the Premises that will increase the existing rate of insurance upon the property, or cause cancellation of insurance policies covering the property. The Tenant will not conduct or permit any sale by auction on the Premises.

6.         ASSIGNMENT AND SUBLETTING. The Tenant will not assign this Lease or assign any rights or obligations of the Lease, or sublet any portion of the Premises during the Term. The previous sentence notwithstanding, the Tenant shall have the right to assign this lease to its parent company, The Auto Club Group, Inc. without prior permission of Landlord. Tenant shall provide notice to Landlord of the assignment within thirty (30) days of occurrence.

7.         ORDINANCES AND STATUTES. Tenant will comply with all statutes, ordinances, and requirements of all municipal, state and federal authorities now in force, or which may later be in force, pertaining to Tenant’s unique and particular use of the Premises. Prior to the Commencement Date, Tenant has occupied the Premises and accepts same “as is”. Landlord makes no representations or warranties regarding the Premises being in compliance with all applicable federal, state and municipal laws, codes, ordinances and regulations, including but not limited to, the Americans with Disabilities Act.

8.         MAINTENANCE, REPAIRS, ALTERATIONS. The Premises will be surrendered, upon the expiry of the Term or earlier termination of this Lease, in good order and repair, reasonable wear and tear excepted; provided, however, that the Tenant will not be required to remove any of its initial alterations to the Premises, or any other approved alterations to the Premises done by the Tenant thereafter. Upon surrender of the Premises by the Tenant, the Tenant will be responsible for any repairs to the Premises resulting from the negligence or willful misconduct of the Tenant (it being acknowledged by the Landlord that repairs required due to reasonable wear and tear or insured damage will be the responsibility of the Landlord). If, in the Landlord’s commercially reasonable opinion, repairs to the Premises are necessary as the result of Tenant’s negligence or willful misconduct, the Landlord will notify the Tenant in writing of such determination within ten (10) days of the Premises being surrendered by the Tenant. If the Landlord fails to provide such written notice to the Tenant within such ten (10) day period, the Premises will be deemed to have been surrendered in good order and repair and in a condition acceptable to the Landlord. Upon receipt of written notice from the Landlord, if the Tenant is in agreement with the Landlord’s determination, the Tenant will make or cause to be made any repairs needed to restore the damage caused by the Tenant’s negligence or willful misconduct. Notwithstanding any other provision of this Lease, the Landlord will, at its sole cost and expense, maintain, repair and keep in good condition all structural aspects of the Office Building including, without limitation, the roof, exterior walls, structural foundations (including any retrofitting required by governmental authorities), and the building systems including, without limitation, the electrical, plumbing, mechanical, life safety and heating, ventilation and air-conditioning systems. The Tenant will not be required to maintain any part of the Office Building other than the Premises. No improvement or alteration of the Premises will be made by the Tenant without the prior written consent of the Landlord, such consent not to be unreasonably withheld, conditioned or delayed, unless such alteration is non-structural in nature and costs less than $25,000.

9.         ENTRY AND INSPECTION. The Tenant will permit the Landlord or its agents to enter the Premises at reasonable times, upon reasonable prior written notice and accompanied by the Tenant for the purpose of inspecting the Premises or for repair or maintenance of the Office Building or the Premises (to the extent of Landlord’s responsibility for the foregoing), and will permit the Landlord, at any time within 30 days prior to the expiration of the Term of this Lease, to place upon the Premises any usual “For Lease” signs and permit persons desiring to lease the Premises to inspect the Premises at reasonable times.

10.         INDEMNIFICATION OF LANDLORD. The Landlord will not be liable for any damage or injury to the Tenant or any other person, or to any property, occurring on or in the Premises or the Parking Lot, except to the extent attributable to the Landlord’s gross negligence or willful misconduct The Tenant agrees to hold the Landlord harmless from any claims for damages arising out of the Tenant’s use of the Premises, and to indemnify the Landlord for any expense incurred by the Landlord in defending any such claims.

11.         POSSESSION. Tenant acknowledges that it is in possession of the Premises as of the Commencement Date.

12.         TENANT’S INSURANCE. The Tenant will, at its expense, maintain public liability insurance insuring the Tenant and the Landlord with $2,000,000 of coverage for comprehensive liability and property damage to cover Tenant’s personal property, leasehold improvements and trade fixtures. The Landlord will be added as an additional insured on such insurance policy and, upon written request by the Landlord, the Tenant will provide the Landlord with a certificate of insurance showing that the Landlord has been added to the Tenant’s insurance policy as an additional insured. All insurance policies required of the Tenant under this Lease will contain an undertaking by the insurer to provide the Landlord with at least thirty (30) days’ prior written notice of cancellation of such policy. The Tenant will maintain all plate glass at the Premises and may self-insure for same.

13.         LANDLORD’S INSURANCE. The Landlord will maintain All Risk or Special Form property insurance to the extent of the replacement cost of the Office Building and building improvements (excluding any property or improvements installed on the Premises or the premises of other tenants of the Office Building) by or for Tenant or belonging to Tenant (or other tenants of the office Building), with reasonable deductibles and the option of taking advantage of any co-insurance provisions therein.

14.         SUBROGATION. The Landlord and the Tenant waive, and will cause their insurers to waive, any and all rights of subrogation against each other which might otherwise exist.

15.         UTILITIES. The Landlord agrees that it will be responsible for the payment of all electricity delivered to the Premises, including water, sewer and garbage removal.

16.         SIGNS. The Tenant may maintain its existing signage until this Lease is terminated.

17.         ABANDONMENT OF PREMISES. The Tenant will not vacate or abandon the Premises at any time during the term of this Lease. If the Tenant does abandon or vacate the Premises, or is dispossessed by process of law or otherwise, any personal property belonging to the Tenant left on the Premises will, at the Landlord’s option, be deemed to be abandoned and title thereto will pass to the Landlord without any cost or credit to the Tenant and the Landlord may dispose of such property at the Landlord’s discretion. Notwithstanding the foregoing, if the Tenant ceases to open for business, the Tenant will be deemed not to have vacated or abandoned the Premises so long as the Tenant makes all rental payments.

18.         HOURS OF OPERATION. Tenant’s hours of operation of the Premises shall be Monday through Friday, from 7:30 a.m. to 6:30 p.m., and at Tenant’s option, Saturday from 9:00 a.m. to 1:00 p.m., excluding all holidays generally recognized by Tenant in the conduct of its business.

19.         CONDEMNATION. If any part of the Premises is condemned for public use, this Lease will terminate as of the date the condemning authority acquires possession. All amounts payable on account of any condemnation will belong to the Landlord; except that the Tenant will be entitled to retain any amount awarded in respect of the Tenant’s trade fixtures, moving expenses and disturbance costs.

20.         TRADE FIXTURES. Any and all improvements made to the Premises during the term will belong to the Landlord, except for the Tenant’s trade fixtures and equipment. The Tenant may, at its option, upon expiration of the Lease or early termination thereof, remove all its trade fixtures and equipment installed by Tenant and repair any damages caused by such removal.

21.         DESTRUCTION OF PREMISES. In the event of a partial destruction of the Premises during the term, the Landlord will promptly repair the Premises, provided that such repairs can be reasonably made within 60 days. Such partial destruction will not terminate this Lease, except that the Tenant will be entitled to a proportionate reduction of rent while such repairs are being made, based upon the extent to which the making of such repairs interferes with the business of the Tenant on the Premises. If the repairs cannot be made within 60 days, this Lease may be terminated at the option of either party by giving written notice to the other party within such 60 day period.

22.         HAZARDOUS MATERIALS. As the immediate prior owner of the Office Building (which includes the Premises), Tenant, to the best of its knowledge and belief, represented and warranted to the Landlord that the Premises are free of any hazardous waste, substance or toxic material regulated under any environmental laws or regulations applicable to the property (collectively, “Hazardous Substances”). The Tenant will not use, store or dispose of any Hazardous Substances upon the Premises, except for use, storage and disposal of such substances that are customarily used in the Tenant’s business and are in compliance with all applicable environmental laws.

23.         INSOLVENCY. The appointment of a receiver, an assignment for the benefit of creditors, or the filing of a petition in bankruptcy by or against the Tenant, will constitute a breach of this Lease by the Tenant.

24.         DEFAULT. In the event of any breach of this Lease by the Tenant for (a) failure to pay rent when due; or (b) failure to perform any other obligation under this Lease following thirty days’ written notice from the Landlord, the Landlord may, at his or her or its option, terminate this Lease. In the event of a termination of this Lease, the Landlord will have a duty to mitigate its damages. This provision will not limit any other rights or remedies available to the Landlord.

25.         LEGAL FEES. In any action, arbitration or other proceeding involving a dispute between the Landlord and the Tenant arising out of this Lease, the prevailing party will be entitled to reasonable legal fees, expert witness fees and costs.

26.         WAIVER. No failure of the Landlord to enforce any term of this Lease will be deemed to be a waiver.

27.         NOTICES. Any notice which either party may or is required to give, will be given by mailing the notice, via a recognized overnight delivery service, to the Tenant at: AAA Auto Club South, Inc. 1515 N. Westshore Boulevard, Tampa, FL. 33607, Attn: Richard (Rick) Reinke; or to the Landlord at: United Insurance Holdings Corp., 360 Central Avenue, Suite 900, St. Petersburg, FL. 33701, Attn: Kimberly Salmon, Esq., or at such other places as may be designated in writing by the parties from time to time. Notice will be effective one (1) day after mailing, or when receipt is acknowledged in writing.

28.         HOLDING OVER. If the Tenant holds over after the expiration of this Lease without the consent of the Landlord, this Lease will be deemed to be a month-to-month tenancy at a monthly rent equal to the one hundred fifty percent (150%) of the preceding month’s rent, payable in advance and otherwise subject to the terms of this Lease.

29.         OPTION TO EXTEND. Provided the Tenant is not in material default under this Lease beyond any applicable cure period, and the Tenant is otherwise open and continuously occupying in the Premises, then Tenant will have the option to extend the Term of this Lease for two (2) additional terms of six (6) months each, commencing at the expiration of the then Term of this Lease. All of the terms and conditions of the Lease, except for the exercised option to renew, will apply during the renewal term. Tenant shall pay to the Landlord monthly for the extended Term, in advance rental in the amount of $23,253.00 per month totaling $139,518.00 for each extended Term plus applicable sale tax, where such payment shall be in consideration of the Rent for each extended Term. The option may be exercised by written notice given to the Landlord not less than 60 days prior to the expiration of the applicable Term of this Lease. If notice is not given within such 60 day period, this option will expire, and the Lease will expire at its then applicable Term.

30.         LANDLORD’S LIABILITY. In the event of a transfer of Landlord’s title to or interest in the Premises during the term of this Lease, the Tenant agrees that the grantee of such title or interest will be substituted as the Landlord under this Lease, and the original Landlord will be released of all further liability; provided that any deposit will be transferred to the grantee and further provided that the grantee has assumed all the Landlord’s obligations under this Lease. Redress for any claim against Landlord under this Lease shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Office Building. The obligations of Landlord under this Lease are not intended to and shall not be personally binding on, nor shall any resort be had to the private properties of Landlord’s investment manager or any trustees or board of directors and officers, as the case may be, general partners, owners of LLC in trust, managers, beneficiaries, stockholders, employees, or agents of Landlord or the investment manager for the satisfaction of the remedies of Tenant in the event of a breach by Landlord. Tenant shall in no event sue for consequential, special, punitive or treble damages.

31.         SUBORDINATION. This Lease is subordinate to any mortgage, deed of trust, or other security now existing or later placed upon the Office Building; provided, however, that the Tenant’s right to quiet possession of the Premises will not be disturbed if the Tenant is not in default in the payment of rent or other provision of this Lease and the Landlord will, on request by the Tenant, obtain a nondisturbance agreement to that effect from any mortgagee or trustee.

32.         BROKERS’ COMMISSIONS. The Landlord and the Tenant represent to one another that neither party has used any broker in connection with this Lease.

33.         TIME. Time is of the essence of this Lease.

34.         FORCE MAJEURE. Landlord or Tenant shall not be required to perform any obligation under this Lease or be liable to each other for damages so long as performance or non-performance of the obligation is delayed, caused or prevented by Force Majeure. “Force Majeure” means: hurricanes, earthquakes, floods, fire, acts of God, unusual transportation delays, wars, insurrections, acts of terrorism, and any other cause not reasonably within control of Landlord or Tenant, and which by exercise of reasonable diligent effort, the non-performing party is unable in whole or in part to prevent or overcome.

35.         RADON. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed Federal and State guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county health department.

36.         MAINTENANCE AND CONSTRUCTION OF ADJACENT TENANT SPACES. Tenant agrees that Landlord or adjacent and above tenants shall have the right to access the Premises for the purpose of maintenance, repair, improvements or build-out of adjacent and above tenant spaces including electrical, plumbing, gas, fire safety, HVAC equipment or ductwork, sprinklers, telecommunication systems, or other building service systems, or structural as may be required to complete the intended work. All work affecting the Premises will be coordinated with Tenant to reasonably minimize interference with Tenant’s operation, except in the event of an emergency or as necessary to prevent damage to Tenant’s or other Office Building tenants’ property. The Premises (including merchandise and displays) and will be returned to its original condition and in good repair.

37.         ESTOPPEL CERTIFICATES. (a)Tenant Statement. Within ten (10) days following any written request which Landlord may make from time to time, without cost to the Landlord, Tenant shall execute and deliver to Landlord or mortgagee, prospective mortgagee, or proposed buyer of Office Building, a sworn statement certifying: (i) the date of commencement of this Lease; (ii) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications to this Lease, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications); (iii) the date to which the rent and other sums payable under this Lease have been paid; (iv) the fact that there are no current defaults under this Lease by either Landlord or Tenant, except as specified in Tenant’s statement; and (v) such other matters as may be requested by Landlord. (b) Reliance; Failure to Deliver. Landlord and Tenant intend that any statement delivered pursuant to this Section 40 may be relied upon by any mortgagee, beneficiary or purchaser and Tenant shall be liable for all loss, cost or expense resulting from the failure of any sale or funding of any loan caused by any material misstatement contained in such estoppel certificate. In addition to any other rights and remedies available to Landlord, Tenant irrevocably agrees that if Tenant fails to execute and deliver such certificate within such ten(10) day period Landlord or Landlord’s beneficiary or agent may execute and deliver such certificate on Tenant’s behalf, and that such certificate shall be fully binding on Tenant.

38.         RULES AND REGULATIONS. Tenant agrees to comply with and observe the rules and regulations relating to the Office Building as outlined by Landlord from time to time. Landlord reserves the right to amend or supplement said rules and regulations from time to time. Notice of such amendments and supplements shall be given to Tenant and Tenant agrees to comply with and observe all such rules and regulations, as revised.

39.         PREMISES NOT SUBJECT TO LIENS. Tenant shall not permit to be created nor to remain undischarged any lien, encumbrance or charge arising out of any work of any contractor, mechanic, laborer or materialmen retained by (or on behalf of) Tenant, which might be or become a lien or encumbrance or charge upon the Premises or the Office Building; and Tenant shall not suffer any other matter or thing whereby the interest of Landlord in the Premises or in the Office Building might be impaired. Pursuant to Florida Statute 713.10, it is the intent of the parties hereto that the Landlord’s interest in the Premises and the Office Building shall not be subject to any liens filed for improvements made by or for Tenant and/or because of Tenant’s failure to made payments in connection with any buildings or improvements installed or constructed on the Premises.

40.         DESIGNATED PARKING. The 20 parking spaces designated in Schedule B (the Parking Lot) are assigned for Tenant’s customers during the hours between 8:30 a.m. and 5:30 p.m. on Monday through Friday for the entire term of this Lease including any extensions.

41.         QUIET ENJOYMENT. Landlord warrants that it and no other person or corporation has the right to lease the Premises hereby demised, and that so long as Tenant is not in default hereunder, Tenant shall have peaceful and quiet use and possession of the Premises, subject to any Mortgage, and all matters of record or other agreements to which this Lease is or may hereafter be subordinated.

42.         ENTIRE AGREEMENT. This Lease constitutes the entire agreement between the parties and may be modified only in writing signed by all parties.

SIGNATURE PAGE TO FOLLOW

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties hereto have executed this Lease effective as of the ____ day of ______________________, 2014.

WITNESSES:	LANDLORD:
UNITED INSURANCE HOLDINGS CORP.
______________________________________	a Delaware corporation
(Signature)

Print Name: _____________________	By: ___________________________________
Name: ________________________________
______________________________________	Its: ___________________________________
(Signature)

Print Name: _____________________	Date signed by Landlord: _____________, 2014
As to Landlord

SIGNATURES CONTINUED ON FOLLOWING PAGE

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE CONTINUED

WITNESSES:

TENANT:
AAA AUTO CLUB SOUTH, INC., a Florida
______________________________________	Corporation, a successor in interest to Peninsular
(Signature)	Motor Club, Inc.
By: ___________________________________
Print Name: _____________________	Name: ________________________________
Its: ___________________________________
______________________________________
(Signature)

Print Name: _____________________	Date signed by Tenant: _____________, 2014
As to Tenant

SCHEDULE “A”

THE PREMISES

To be provided by Landlord and incorporated into this Lease Agreement.

SCHEDULE “B”

THE PARKING LOT

To be provided by Landlord and incorporated into this Lease Agreement.